Exhibit 4.4

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

SERIES A-1 INVESTORS

and

SERIES A-2 INVESTORS

and

SERIES B-1 INVESTORS

and

SERIES B-2 INVESTORS

and

SERIES C INVESTORS

and

LEXINFINTECH HOLDINGS LTD. (乐信控股有限公司)

and

THE OTHER PARTIES NAMED HEREIN

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on October 21, 2017, by and among:

A.                                    LexinFintech Holdings Ltd. (乐信控股有限公司) (Formerly known as Staging Finance Holding Ltd.), a Cayman Islands exempted company (the “Company”) whose registered address is Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1 -1209, Cayman Islands;

B.                                    Installment (HK) Investment Limited (分期樂香港有限公司), a company duly incorporated and validly existing under the laws of Hong Kong (the “HK Company”) with its registered address is Unit 806, 8/F, Tower II Cheung Sha Wan Plaza, 833 Cheung Sha Wan Road, Kowloon, Hong Kong;

C.                                    Beijing Shijitong Technology Co., Ltd. (北京世纪通科技有限公司), a wholly-foreign owned enterprise established under the laws of the PRC (the “WFOE”) whose Unified Social Credit Code is 91110108397827646N;

D.                                    Shenzhen Fenqile Network Technology Co., Ltd. (深圳市分期乐网络科技有限公司), a company established under the laws of the PRC (“Shenzhen Fenqile”), whose Unified Social Credit Code is 914403000758305191;

E.                                     Shenzhen Xinjie Investment Co., Ltd. (深圳市信杰投资有限公司), a company established under the laws of the PRC (“Shenzhen Xinjie”), whose Unified Social Credit Code is 91440300359619977T;

F.                                      Shenzhen Qianhai Dingsheng Asset Management Co., Ltd. (深圳市前海鼎盛资产管理有限公司), a company established under the laws of the PRC (“Shenzhen Qianhai Dingsheng”, together with Shenzhen Fenqile and Shenzhen Xinjie, the “Shenzhen Domestic Companies”, and each, a “Shenzhen Domestic Company”), whose Unified Social Credit Code is 91440300359876420H;

G.                                    Beijing Lejiaxin Network Technology Co., Ltd. (北京乐嘉信网络科技有限公司), a company established under the laws of the PRC (“Beijing Domestic Company”), whose Unified Social Credit Code is 91110105080484040M;

H.                                   Shanghai Lexiao Network Technology Co., Ltd. (上海乐逍网络科技有限公司), a company established under the laws of the PRC (“Shanghai Lexiao”), whose Unified Social Credit Code is 91310115MA1H76Q47H;

I.                                        Shenzhen Tiqianle Network Technology Co., Ltd. (深圳市提钱乐网络科技有限公司), a company established under the laws of the PRC (“Shenzhen Tiqianle”), whose Unified Social Credit Code is 91440300359884543U;

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J.                                        Shenzhen Qianhai Juzi Information Technology Co., Ltd. (深圳前海桔子信息技术有限公司), a company established under the laws of the PRC (“Shenzhen Qianhai Juzi”, together with the Shanghai Lexiao and Shenzhen Tiqianle, the “PRC Subsidiaries”; and the WFOE, Shenzhen Domestic Companies, Beijing Domestic Company and PRC Subsidiaries are referred to herein collectively as the “PRC Companies”, and each, a “PRC Company”), whose Unified Social Credit Code is 91440300398462589C;

K.                                    Wenjie Xiao, PRC Identity Card No. ********* (“Founder”);

L.                                     Installment Payment Investment Inc., a British Virgin Islands exempted company (“Founder Hold Co”) whose registered address is Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands;

M.                                 Various Ample Limited, a British Virgin Islands exempted company with the registered office is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“VAL”);

N.                                    the Series A-1 Investors set forth on Annex B-1 (the “Series A-1 Investors” and each a “Series A-1 Investor”);

O.                                    the Series A-2 Investors set forth on Annex B-2 (the “Series A-2 Investors”, together with Series A-1 Investors, the “Series A Investors” and each a “Series A Investor”);

P.                                      the Series B-1 Investors set forth on Annex B-3 (the “Series B-1 Investors” and each a “Series B-1 Investor”);

Q.                                    the Series B-2 Investors set forth on Annex B-4 (the “Series B-2 Investors” and each a “Series B-2 Investor”, together with the Series B-1 Investors, the “Series B Investors” and each a “Series B Investor”);

R.                                    the Series C-1 Investors set forth on Annex B-5 (the “Series C-1 Investors” and each a “Series C-1 Investor”) and

S.                                      the Series C-2 Investors set forth on Annex B-6 (the “Series C-2 Investors” and each a “Series C-2 Investor”, together with the Series C-1 Investors, the “Series C Investors”, together with the Series B Investors, the Series A Investors and VAL, the “Investors” and each an “Investor”).

The Company, the HK Company, the PRC Companies, the Founder, the Founder Hold Co, and the Investors are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party”.

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RECITALS

WHEREAS, the Company, the HK Company, the PRC Companies, the Founder, the Founder Hold Co, VAL, the Series A Investors, the Series B Investors and certain Series C Investors entered into a Third Amended and Restated Shareholders Agreement dated on May 12, 2016 (the “Prior SHA”).

WHEREAS, (i) the Company has issued and sold certain number of Series A Preferred Shares to Series A Investors in accordance with the Series A Preferred Share Purchase Agreement dated July 18, 2014 (the “Series A Share Purchase Agreement”), (ii) the Company has issued and sold certain number of Series B Preferred Shares to Series B Investors other than JD (as defined in the Series B-2 Share Purchase Agreement) in accordance with the Series B Preferred Share Purchase Agreement dated November 4, 2014 (the “Series B Share Purchase Agreement”); (iii) the Company has issued and sold certain number of Series B Preferred Shares to JD in accordance with the Series B-2 Preferred Share Purchase Agreement dated March 13, 2015 (the “Series B-2 Share Purchase Agreement”); and (iv) the Company has issued and sold certain number of Series C Preferred Shares to MAGIC PEAK INVESTMENTS LIMITED (妙嶺投資有限公司) and CR High Growth I, L.P. in accordance with the Series C Preferred Share Purchase Agreement dated May 12, 2016 (the “Series C Share Purchase Agreement”).

WHEREAS, (i) MAGIC PEAK INVESTMENTS LIMITED (妙嶺投資有限公司) has agreed to purchase from the Company, and the Company has agreed to sell to the MAGIC PEAK INVESTMENTS LIMITED (妙嶺投資有限公司) certain number of Series C-1 Preferred Shares of the Company on the terms and conditions set forth in the Series C-1 Preferred Share Purchase Agreement of MAGIC PEAK INVESTMENTS LIMITED (妙嶺投資有限公司) dated October 21, 2017 (the “Series C-1 Share Purchase Agreement of MAGIC PEAK INVESTMENTS LIMITED (妙嶺投資有限公司)”); (ii) Huasheng has agreed to purchase from the Company, and the Company has agreed to sell to the Huasheng certain number of Series C-1 Preferred Shares of the Company on the terms and conditions set forth in the Series C-1 Preferred Share Purchase Agreement of Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）) dated June 7, 2017 (the “Series C-1 Share Purchase Agreement of Huasheng, together with the Series C-1 Share Purchase Agreement of MAGIC PEAK INVESTMENTS LIMITED (妙嶺投資有限公司), the “Series C-1 Share Purchase Agreements”); and (iii) the Series C-2 Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series C-2 Investors certain number of Series C-2 Preferred Shares of the Company on the terms and conditions set forth in the Series C-2 Preferred Share Purchase Agreement dated October 21, 2017 (the “Series C-2 Share Purchase Agreement”), by and among, the Company, the Founder and the Series C-2 Investors.

WHEREAS, it is a condition precedent of the closing under the Series C-1 Preferred Share Purchase Agreements and the Series C-2 Purchase Agreement that the Parties enter into this Agreement to amend and restate the Prior SHA in its entirety.

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AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      GENERAL MATTERS.

1.1                               Definitions.  Capitalized terms used herein without definition have the meanings assigned to them in Annex A attached to this Agreement.  The use of any term defined in Annex A in its uncapitalized form indicates that the words have their normal and general meaning.

1.2                               Pledge.  The Company, Founder and each Class A Ordinary Shareholder shall cause all the Parties other than the Investors to perform their obligations under this Agreement.

2.                                      INFORMATION AND INSPECTION RIGHTS.

2.1                               Information and Inspection Rights Prior to a Qualified IPO.

(a)                                 Information Rights.  The Company covenants and agrees that, commencing on the date of this Agreement, and for so long as any Investor holds any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Class B Ordinary Shares of the Company, the Company will and will cause the Group Companies to, deliver to such Investor the following with respect to the Company and its Subsidiaries:

(i)                                     annual audited consolidated financial statements and management report within ninety (90) days after the end of each fiscal year, audited in accordance with IAS or U.S. GAAP by a reputable accounting firm in China equivalent to “Big Four” approved by K2, Matrix, Apoletto, JD and Taikang;

(ii)                                  monthly bank statements, management report, condition of research, development and business of each Group Company and monthly unaudited consolidated financial statements within fifteen (15) days after the end of each month;

(iii)                               quarterly unaudited consolidated financial statements and management report within thirty (30) days after the end of each quarter;

(iv)                              an annual consolidated budget and business plan for the following fiscal year within forty-five (45) days prior to the end of each fiscal year;

(v)                                 a fully diluted capitalization table of the Company and its Subsidiaries within fifteen (15) days after the end of each quarter and promptly upon any material change thereof; and

(vi)                              promptly upon request from such Investor, current versions of this Agreement and other related investment documents and all documents relating to any subsequent financings by the Company, the management of the Company or otherwise affecting the Preferred Shares or shares issued upon conversion of the Preferred Shares, bearing the signatures of all parties and of the Company’s Memorandum and Articles of Association bearing the file stamp of the appropriate government authority, in each case with all amendments and restatements; the copies of the documents to be provided under this Section 2.1 may be delivered in either hardcopy or in Portable Document Format (PDF);

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(vii)                           meeting minutes and resolutions of any board or shareholders meeting of any Group Company within ten (10) days after such board or shareholders meeting is convened;

(viii)                        promptly upon the occurrence of any material litigation or any condition which may lead to material litigation of any Group Company, such information in relation to the material litigation or the condition which may lead to material litigation;

(ix)                              copies of any document or material, which involves or may involve any shareholder right, delivered to any other shareholder(s) by any Group Company or any shareholder thereof;

(x)                                 copies of any report, document or material delivered by any Group Company to any stock exchange, competent governing authority or governmental authority; and

(xi)                              upon the request by such Investor, such other information as such Investor shall reasonably request.

All financial statements to be provided to the Investors pursuant to this Section 2.1 and pursuant to any other Transaction Agreement, including the Revised M&A, shall be prepared in the English language in accordance with IAS or U.S. GAAP consistently applied by an auditor approved by the Investors, and shall include a balance sheet, income statement and statement of cash flows and, in only respect of audited statements, all directors’ notes thereto (if any). All the financial statements shall consolidate the results of operations of the Group Companies and be prepared, in each case setting forth in comparative form figures for the annual budget and actual operations of Group Companies.

(b)                                 Inspection Rights.  The Company covenants and agrees that, commencing on the date of this Agreement, and for so long as any Investor holds any Shares, such Investor or its appointee shall have the right of inspection, including the right to access, examine and copy (if applicable) all books or accounts, facilities, or premises of each Group Company and/or any of their respective Subsidiaries, and to discuss the business, operations and conditions of each Group Company and their respective Subsidiaries with their respective directors, officers, employees, accountants, legal counsels and investment bankers.

(c)                                  Appeal Rights.  In the event that any Investor discovers any problem in the financial statements of any Group Company, and neither the accounting firm engaged by the Group Companies nor the delivered audit report can explain the problem to the satisfaction of the Investor, the Investor may engage an independent third party accounting firm to conduct audit on the Group Companies, the expenses of which shall be equally borne by the Investor and the Group Companies.

(d)                                 Termination of Rights.  Except as set forth in Section 2.2, the foregoing information and inspection rights (including the right to appeal) shall terminate upon the completion of the Qualified IPO.

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2.2                               Information Rights After a Qualified IPO.  The Company covenants and agrees that, for so long as any Investor holds any Share, the Company will deliver to such Investor (i) promptly after filing, copies of all of the Company’s annual and periodic reports made available to its shareholders as well as all public reports (including any periodic, interim, or extraordinary reports) filed with the Securities and Futures Commission of the Hong Kong Special Administrative Region, the China Securities and Regulatory Commission of the People’s Republic of China, the U.S. Securities and Exchange Commission, or any other stock exchange or securities regulatory authority, and (ii) promptly upon request, copies of current versions of investment document and all documents relating to any subsequent financings by the Company, or otherwise affecting the Shares or the holders of the Shares, in each case with all amendments and restatements.  This Section 2.2 shall survive any termination of this Agreement.

3.                                      REGISTRATION RIGHTS.

3.1                               Applicability of Rights.  The holders of the Registrable Securities shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2                               Definitions.  For purposes of this Section 3:

(a)                                 Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration of effectiveness of such registration statement.

(b)                                 Registrable Securities.  The term “Registrable Securities” means: (1) Ordinary Shares of the Company issued or to be issued upon conversion of the Preferred Shares; (2) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (3) any other Ordinary Share owned or hereafter acquired by any Investor, including Ordinary Shares issued in respect of the Ordinary Shares described in (1)-(2) above upon any share split, share dividend, recapitalization or a similar event; and (4) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing.  Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement.  For the avoidance of doubt, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been sold in a registered public offering under the Securities Act or analogous statue of another jurisdiction, or sold pursuant to Rule 144 under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all Registrable Securities which are convertible into Ordinary Shares.

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(d)                                 Holder.  For purposes of this Section 3, the term “Holder” means any Person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer, to whom the rights under this Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of Preferred Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that (i) the Company shall in no event be obligated to register any Preferred Shares and that (ii) Holders of Registrable Securities will not be required to convert their Preferred Shares into Ordinary Shares in order to exercise the registration rights granted hereunder, until immediately prior to the declaration of effectiveness of the registration statement for the offering to which the registration relates.

(e)                                  Form S-3 and Form F-3.  The terms “Form S-3” and “Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor or comparable registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

3.3                               Demand Registration.

(a)                                 Request by Holders.  If the Company shall receive at any time after a Qualified IPO, a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company files a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days after the receipt of such written request, give a written notice of such request (the “Request Notice”) to all Holders.  The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Request Securities”) to the Company within ten (10) Business Days after receipt of the Request Notice.  The Company shall thereafter use its best efforts to effect, as soon as practicable, the registration of the Request Securities, subject only to the limitations of this Section 3.3; provided, however, that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3.3 or Section 3.5, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3.4, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(a).

(b)                                 Underwriting.  If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice referred to in Section 3.3(a).  In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such

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underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro-rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced (x) by more than 75% and (y) unless all other securities are first entirely excluded from the underwriting and registration including all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company.  Further, if, as a result of such underwriter cutback, the Holders cannot include in the IPO all of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the three (3) demand Registrations to which the Holders are entitled pursuant to this Section 3.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined herein.

(c)                                  Maximum Number of Demand Registrations.  The Company shall have no obligation to effect more than three (3) registrations pursuant to this Section 3.3.

(d)                                 Deferral.  Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a registration statement pursuant to this Section 3.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e)                                  Expenses.  The Company shall pay all expenses (excluding only underwriting discounts and commissions relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 3.3, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, the fees

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and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar.  Each Holder participating in a registration pursuant to this Section 3.3 shall bear such Holder’s proportionate share (based on the total number of shares of Registrable Securities sold in such registration other than for the account of the Company) of all discounts and commissions relating to the Registrable Securities sold by the Holders.  Notwithstanding the foregoing, the Company shall not be required to pay any expense of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 3.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or if the registration proceeding is terminated for any reason not specifically covered by this Section 3.3(e), then the Company shall be required to pay all of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.3.

3.4                               Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                 Underwriting.  If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude

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shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro-rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s) at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)                                 Expenses.  The Company shall pay all expenses (excluding only underwriting and brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3.4, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar.  For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.4 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(c)                                  Not Demand Registration.  Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5                               Form S-3 or Form F-3 Registration.  After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or Form F-3 or any comparable or successor form promptly and to maintain such qualification thereafter.  If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders shall have a right to request in writing that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company shall perform the tasks set out in paragraphs (a) and (b) below:

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(a)                                 Notice.  promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration.  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the date on which the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i)                                     if Form S-3 or Form F-3 becomes unavailable for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price of less than US$1,000,000 to the public; or

(iii)                               if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(a).

(c)                                  Expenses.  The Company shall pay all expenses (excluding only underwriting or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 3.5, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar.  For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.5 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(d)                                 Maximum Frequency.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

(e)                                                                                                                                  Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

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(f)                                   Not Demand Registration.  Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above.

(g)                                  Underwriting.  If the requested registration under this Section 3 is for an underwritten offering, the provisions of Section 3.3(b) shall apply.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.5 relating to a demand registration made pursuant to Section 3.3, such registration shall not constitute the use of a demand registration under Section 3.3.

3.6                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as soon as practicable:

(a)                                 Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one (1) year or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever is earlier;

(b)                                 Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(c)                                  Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d)                                 Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  Deposit Agreement.  If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3.

(f)                                                                                                                                   Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering, and cause any underwriter to ensure that such underwriting agreement shall not contain any term (including with regard to indemnification, contribution, lock up or market stand-off) less favorable to any Holder as those provided herein.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

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(g)                                  Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)                                 Opinions and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) opinions, each dated as of such date, of the counsels representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.7                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the Holders shall furnish to the Company information regarding such Holders, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall reasonably be required to timely effect the Registration of their Registrable Securities.

3.8                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a)                                 By the Company.  To the extent permitted by law and the memorandum and articles of association, the Company shall indemnify and hold harmless each Holder and its Affiliates, partners, officers, directors, employee, legal counsel, agent, any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

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(i)                           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                        the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)                     any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder and its Affiliates, partners, officers, directors, employees, legal counsel, agents, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person of such Holder.

(b)                                 By Selling Shareholders.  To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who Controls the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in the Company’s reasonable reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.8(b) plus any amount under Section 3.8(e) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

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(c)                                  Notice.  Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to deliver a written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d)                                 Defect Eliminated in Final Prospectus.  The foregoing indemnity of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)                                                                                                                                  Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement less any amounts paid by such Holder under Section 3.7; and (B) no Person or entity guilty of fraudulent misrepresentation as defined in Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

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(f)                                   Survival.  The obligations of the Company and Holders under this Section 3.8 shall survive for six (6) years after the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

3.9                               Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements, (ii) a copy of the most recent annual, interim, quarterly or other report of the Company and, (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.10                        Termination of the Company’s Obligations.  Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.3, 3.4 or 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the completion of a Qualified IPO, or (ii), if, in the opinion of counsel to the Company, which opinion shall be provided to the Holder immediately upon the Company’s receipt, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

3.11                        No Registration Rights to Third Parties.  Without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind, whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 3, or otherwise, relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

3.12                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a

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related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement.  The obligations of each Holder under this Section 3.12 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is satisfied that all directors, officers, and holders of 1% or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder within three (3) days and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including any director, officer, or holder of 1% or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder.  The lock-up or standoff agreement shall expire no later than ninety (90) days after execution by the Holder if no underwritten public offering has occurred by the date of such execution.  The Company may impose a stop-transfer restriction with respect to Registrable Securities that are subject to any such lockup or standoff agreement, but shall remove such restriction immediately upon the expiration or termination of such lockup or standoff agreement.

3.13                        Public Offering Rights (Non-U.S. Offerings).  If shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside of the United States for the account of any Ordinary Shareholder or other shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as - converted basis) then held by such Holder and all other shareholders of the Company selling in such offering) in such offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

3.14                        Re-sale Rights.  The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to the Holder’s counsel.  In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

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4.                                      RIGHT OF PARTICIPATION.

4.1                               With Respect to Issuance of New Securities:

(a)                                 General.  Each of the Investors and any of its Affiliates to which rights under this Section 4 have been duly assigned in accordance with Section 6.1 (each of the Investors and their assignees being hereinafter referred to as a “Participation Rights Holder”) shall have a right of first refusal to purchase such a Pro Rata Share of all or any part of the New Securities that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

(b)                                 Pro Rata Share.  A Participation Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Registrable Securities then held by such Participation Rights Holder, to (b) the total number of Class A Ordinary Shares (assuming full conversion of all convertible securities and full exercise of all options and convertible loans then outstanding) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

(c)                                  New Securities.  “New Securities” shall mean any Preferred Shares, Ordinary Shares or other shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other shares, provided, however, that the term “New Securities” shall not include:

(i)                                     any Series A Preferred Shares issued under the Series A Share Purchase Agreement, any Series B Preferred Shares issued under the Series B Share Purchase Agreement and the Series B-2 Share Purchase Agreement, any Series C Preferred Shares issued under the Series C-1 Share Purchase Agreements and the Series C-2 Share Purchase Agreement, or any Conversion Shares;

(ii)                                  any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(iii)                               in the aggregate up to 35,456,559 Class A Ordinary Shares issued or issuable to officers, directors, employees and consultants of the Company pursuant to any equity plan or incentive arrangement approved in accordance with Section 7 hereunder;

(iv)                              those issued as a dividend or distribution on the Preferred Shares;

(v)                                 any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, a majority of the assets, voting power or equity ownership of such other corporation or entity, as duly approved in accordance with Section 7 hereunder; and

(vi)                              any securities offered in an underwritten registered public offering by the Company, as duly approved in accordance with Section 7 hereunder;

(d)                                 Procedures.

(i)                                     First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give to each Participation Rights Holder a written

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notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount, the type and the price of New Securities and the general terms upon which the Company proposes to issue such New Securities.  Each Participation Rights Holder shall be entitled to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities at the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not exceed such Participation Rights Holder’s Pro Rata Share) within fifteen (15) Business Days from the date of such First Participation Notice.  If any Participation Rights Holder fails to send such written notice within the prescribed time period or declines to exercise fully its Right of Participation, then the right of such Participation Rights Holder to purchase its Pro Rata Share hereunder shall be forfeited.

(ii)                                  Second Participation Notice; Oversubscription.  If any Participation Rights Holder fails or declines to exercise fully its Right of Participation in accordance with subsection (d)(i) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to the Participation Rights Holders who agreed to exercise their Right of Participation (the “Rights Participants”) in accordance with subsection (d)(i) above.  Each Rights Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase.  Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice.  If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the oversubscribing Rights Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the lesser of (a) the number of the additional New Securities it proposes to purchase; and (b) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Registrable Securities held by each oversubscribing Rights Participant and the denominator of which is the total number of Registrable Securities held by all the oversubscribing Rights Participants.  Each oversubscribing Rights Participant shall be obligated to purchase such number of additional New Securities as determined by the Company pursuant to this subsection (d)(ii) and the Company shall so notify the Rights Participants within fifteen (15) Business Days from the date of the Second Participation Notice.

(iii)                               Closing.  If any Participation Rights Holder elects to purchase its Pro Rata Share of the New Securities, then payment for such New Securities shall be made by wire transfer in immediately available funds, against delivery of such New Securities, at a place and time agreed to by the Company and the Participation Rights Holders that have elected to purchase a majority of the New Securities; provided that the scheduled time for closing shall not be later than fifteen (15) Business Days following the expiration of the last period during which any Participation Rights Holder may elect to purchase any New Securities (including the New Securities offered under a Second Participation Notice), which may be extended for an additional sixty (60) Business Days in the event any regulatory or governmental approval is required to effect such transaction.

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(e)                                  Failure to Exercise.  (i) In the event that none of the Participation Rights Holders exercise the Right of Participation with respect to any New Securities described in the First Participation Notice, after twenty (20) days following the date of the First Participation Notice, or (ii) upon the expiration of the Second Participation Period, the Company shall have a period of ninety (90) days thereafter to sell to other third parties the New Securities described in the First Participation Notice (with respect to which the Right of Participation was not fully exercised) at the same price and upon the same terms as specified in the First Participation Notice.  In the event that the Company has not issued and sold such New Securities within such prescribed period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

(f)                                   Termination.  The Right of Participation shall terminate upon the completion of a Qualified IPO.

4.2                               With Respect to Shares Owned by the Class A Ordinary Shareholders:

(a)                                 Restriction on Transfers.  Subject to Section 10.1, the Founder or any Class A Ordinary Shareholder (other than any Class A Ordinary Shares issued upon conversion of any Preferred Shares and Class B Ordinary Shares) may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of its Shares to any Person, whether directly or indirectly, except in compliance with this Section 4.2 and Section 5.

(b)                                 Notice of Sale.  If the Founder or any Class A Ordinary Shareholder (other than any Class A Ordinary Shares issued upon conversion of any Preferred Shares and Class B Ordinary Shares) (the “Selling Shareholder”) proposes to sell or transfer, directly or indirectly, any of its Shares (the “Transfer Shares”), then the Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and to each Investor, which Transfer Notice shall include the number of Transfer Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made. The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer.

(c)                                  Notice of Purchase.  Each Investor shall be entitled to purchase all or any part of such Investor’s pro rata share of the Transfer Shares at the price and upon the terms and conditions specified in the Transfer Notice by giving a written notice to the Selling Shareholder within twenty (20) Business Days after the date of the Transfer Notice (the “First Refusal Period”) stating therein the number of Transfer Shares to be purchased.  If an Investor exercises such right and notifies the Selling Shareholder of the number of Transfer Shares to be purchased, then such Investor shall complete the purchase of the Transfer Shares on the same terms and conditions as those set out in the Transfer Notice.  A failure by an Investor to respond within such prescribed period shall constitute a decision by such Investor not to exercise its right to purchase such Transfer Shares.  For purposes of this clause (c), each Investor’s pro rata share of the Transfer Shares shall be equal to the number of Transfer Shares, multiplied by a fraction, the numerator of which shall be the number of Class A Ordinary Shares (on an as-converted basis) held by such Investor on the date of the Transfer

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Notice and the denominator of which shall be the total number of Class A Ordinary Shares (on an as-converted basis) held on the date of the Transfer Notice by all Investors which may exercise their right of first refusal under this clause (c) on the date of the Transfer Notice.

(d)                                 Second Transfer Notice; Over-Allotment. To the extent that any Investor does not exercise its right of first refusal to the full extent to purchase such Investor’s pro rata share of the Transfer Shares, the Selling Shareholder shall deliver written notice thereof (the “Second Transfer Notice”), within two (2) days after the expiration of the First Refusal Period, to each Investor that elected to the full extent to purchase such Investor’s pro rata share of the Transfer Shares (the “Exercising Holder”).  Each Exercising Holder shall have five (5) Business Days from the date of the Second Transfer Notice (the “Second Refusal Period”) to notify the Selling Shareholder of its desire to purchase more than its pro rata share of the Transfer Shares, stating the number of the additional Transfer Shares it proposes to purchase.  Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice.  If as a result thereof, such over-allotment exceeds the total number of the remaining Transfer Shares available for purchase, the overpurchasing Exercising Holders will be cut back or limited by the Selling Shareholder with respect to their over-allotment to that number of remaining Transfer Shares equal to the lesser of (a) the number of the additional Transfer Shares it proposes to purchase; and (b) the product obtained by multiplying (i) the number of the remaining Transfer Shares available for purchase by (ii) a fraction the numerator of which is the number of Class A Ordinary Shares (on an as converted basis) held by each overpurchasing Exercising Holder and the denominator of which is the total number of Class A Ordinary Shares (on an as converted basis) held by all the overpurchasing Exercising Holders.  Each overpurchasing Exercising Holder shall be obligated to purchase such number of additional Transfer Shares as determined by the Selling Shareholder pursuant to this subsection (d) and the Selling Shareholder shall so notify such Exercising Holders within fifteen (15) Business Days from the date of the Second Transfer Notice.

(e)                                  Non-Exercise.  Subject to the provisions of Section 5, in the event the Investors fail to purchase all of the Transfer Shares within the above-prescribed period, the Selling Shareholder shall have ninety (90) Business Days after delivery of the Transfer Notice to each Investor to sell such Transfer Shares at a price upon terms and conditions no more favorable to the transferee than specified in the original Transfer Notice.  In the event that the Selling Shareholder has not sold the Transfer Shares within such prescribed period, the Selling Shareholder shall not thereafter sell any Shares without first offering such Shares to the Investors in the manner provided in this Section 4 and in Section 5.

(f)                                   Closing.  If any Investor elects to purchase the Transfer Shares, then the payment for the Transfer Shares to be purchased shall be made by wire transfer in immediately available funds, against delivery of such Transfer Shares and a transfer form signed by such Selling Shareholder, at a place and time agreed by the Selling Shareholder and the Investors that have elected to purchase a majority of the Transfer Shares, provided that the scheduled time for closing shall not be later than fifteen (15) Business Days following the expiration of the last period during which any Investor may elect to purchase any Transfer Shares (including the Transfer Shares offered under the Second Refusal Period), which may be extended for an additional sixty (60) Business Days in the event any regulatory or governmental approval is required to effect such transaction.

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5.                                      INVESTORS’ CO-SALE RIGHT.

5.1                               Co-Sale Right.   To the extent any Investor does not exercise its respective rights of first refusal as to any Transfer Shares pursuant to Section 4.2, such Investor shall have the right to participate in the sale of any Transfer Shares subject to the following terms and conditions:

(a)                                 Definition.  An Investor’s “Pro Rata Co-Sale Share” of a specified quantity of Transfer Shares shall mean that number of Class A Ordinary Shares (on an as converted basis) which equals the specified quantity of Transfer Shares proposed to be transferred multiplied by a fraction equal to (i) the total number of Class A Ordinary Shares (on an as converted basis) then held by such Investor exercising co-sale rights pursuant to this Section 5, divided by (ii) the total number of Class A Ordinary Shares held by the Selling Shareholder plus the total number of Class A Ordinary Shares then held by all Investors exercising co-sale rights pursuant to this Section 5, on an as converted basis.  As used in this definition as well as this Section 5, the phrase “on an as converted basis” shall mean assuming conversion of all Preferred Shares and Class B Ordinary Shares but not assuming exercise or conversion of any other outstanding option, warrants, or other convertible securities.

(b)                                 Procedures.  Any Investor who does not exercise its respective rights of first refusal shall have the right, exercisable upon delivery of a written notice to the Selling Shareholder, with a copy to the Company, within twenty (20) Business Days after the date of the Transfer Notice (the “First Co-Sale Period”), to participate in the sale of any Transfer Shares to the extent of such Investor’s Pro Rata Co-Sale Share at the same price and upon the same terms and conditions indicated in the Transfer Notice.  A failure by any Investor to respond within such prescribed period shall constitute a decision by such Investor not to exercise its right of co-sale as provided herein.  To the extent that any Investor does not exercise its right of co-sale to the full extent to sell such Investor’s Pro Rata Co-Sale Share, the Selling Shareholder shall deliver written notice thereof (the “Second Co-Sale Notice”), within two (2) days after the expiration of the First Co-Sale Period, to each Investor that elected to the full extent to sell such Investor’s Pro Rata Co-Sale Share (the “Co-Sale Holder”).  Each Co-Sale Holder shall have ten (10) Business Days from the date of the Second Co-Sale Notice (the “Second Co-Sale Period”) to notify the Selling Shareholder of its desire to participate in the sale for more than its Pro Rata Co-Sale Share, stating the number of the additional shares it proposes to co-sell.  Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice.  If as a result thereof, such over-allotment exceeds the total number of the remaining shares available for co-sale (for the avoidance of any doubt, the total number of the remaining shares available for co-sale shall mean the remaining Pro Rata Co-Sale Share of all the Investors after the First Co-Sale Period), the over-allotment Co-Sale Holders will be cut back or limited by the Selling Shareholder with respect to their over-allotment to that number of remaining shares equal to the lesser of (a) the number of the additional shares it proposes to co-sell; and (b) the product obtained by multiplying (i) the number of the remaining shares available for co-sale by (ii) a fraction the numerator of which is the number of Class A Ordinary Shares (on an as converted basis) held by each over-allotment Co-Sale Holder and the denominator of which is the total number of Class A Ordinary Shares held by the Selling Shareholder plus the total number of Class A Ordinary Shares (on an as converted basis) held by all the over-allotment Co-Sale Holders, on an as converted basis.  To the extent one (1) or more of the Investors exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Transfer Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced.

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(c)                                  Each Investor shall effect its participation in the sale by promptly delivering to the Selling Shareholder, with a copy to the Company, for transfer to the prospective purchaser share certificates in respect of all Shares to be sold by such Investor and a transfer form signed by such Investor, which indicates:

(i)                                     the number of Ordinary Shares which such Investor elects to sell;

(ii)                                  that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Investor elects to sell; or

(iii)                               any combination of the foregoing;

provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Investor shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares.  The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

5.2                               Procedure at Closing.  The share certificate or certificates that such Investor delivers to the Selling Shareholder pursuant to paragraph 5.1(c) shall be transferred to the prospective purchaser and the register of members of the Company shall be updated in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from an Investor exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell any Transfer Shares to such prospective purchaser or purchasers unless and until, simultaneously with such sales, the Selling Shareholder shall purchase such shares or other securities from such Investor.  In selling their Shares pursuant to their co-sale right hereunder, the Investors shall not be required to give any representations or warranties with respect to their Shares to be sold except to confirm that they have not transferred or encumbered such Shares.

5.3                               Non-Exercise.  Subject to Section 4.2, to the extent the Investors do not elect to participate in the sale of Transfer Shares pursuant to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice to each Investor, effect a transfer of the Transfer Shares covered by the Transfer Notice and not elected to be sold by the Investors.  Any proposed transfer with any terms and conditions more favorable to the purchasers than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Selling Shareholder, shall be subject to the procedures described in Section 4 and this Section 5.

5.4                               Prohibited Transfer.

(a)                                                                                                                                 Prohibited Transfer.  In the event a Selling Shareholder should sell any Transfer Shares in disregard or contravention of Section 10.1, or the right of first refusal or co-sale rights under this Agreement (a “Prohibited Transfer”), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Selling Shareholder shall be bound by the applicable provisions of such option, provided that the restriction under Section 10.1, the right of first refusal and co-sale right under this Agreement shall not apply to any sale or transfer of Shares to the Company pursuant to any repurchase right of the Company or any contractual put right of the holders of Ordinary Shares, if and only if applicable.

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(b)                                 Put Right.  Without prejudice to any other rights and remedies available to any Investor, in the event of a Prohibited Transfer, each Investor shall have the right to sell to the Selling Shareholder the type and number of Ordinary Shares equal to the number of Shares such Investor would have been entitled to transfer to the purchaser under Section 5.1 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof.  Such sale shall be made on the following terms and conditions:

(i)                                     The price per share at which the Shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the purchaser to the Selling Shareholder in the Prohibited Transfer.  The Selling Shareholder shall also reimburse each Investor for any and all reasonable fees and expenses, including legal fees and out-of-pocket expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s rights under this Section 5.

(ii)                                  Each Investor shall, if exercising the option created hereby, deliver to the Selling Shareholder within ninety (90) days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, a notice describing the type and the number of Shares to be transferred by the Investor.

(iii)                               The Selling Shareholder shall, promptly upon receipt of the notice described in subsection 5.4(b)(ii) above from the Investor(s) exercising the option created hereby, pay to each such Investor the aggregate purchase price for the Shares to be sold by such Investor, and the amount of reimbursable fees and expenses, as specified in subparagraph 5.4(b)(i), in cash or by other means acceptable to the Investor.

(iv)                              Upon receipt of full payment of the amount due from the Selling Shareholder, the Investor shall deliver to the Selling Shareholder the certificate or certificates representing Shares to be sold, together with a transfer form signed by the Investor transferring such shares.

(v)                                 Notwithstanding the foregoing, any attempt by a Selling Shareholder to transfer any of the Transfer Shares in violation of Section 4 or 5 or 10.1 hereof shall be void, and the Company undertakes it will not affect such a transfer nor will treat any alleged transferee as the holder of such shares without the written consent of Majority Series A-1 Preferred Shareholders, Majority Series A-2 Preferred Shareholders, Majority Series B Preferred Shareholders (which shall include Apoletto), and Majority Series C Preferred Shareholders.

5.5                               Legend.

(a)                                 Each certificate representing the Class A Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

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(b)                                 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 5.

5.6                               Term. The provisions under this Section 4 and Section 5 shall terminate upon the completion of a Qualified IPO.

6.                                      ASSIGNMENT AND AMENDMENT.

6.1                               Assignment.  Notwithstanding anything herein to the contrary:

(a)                                 Information Rights.  The rights of each Investor under Sections 2.1 and 2.2 are transferable prior to the Qualified IPO to any Person who holds or is acquiring any Shares in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights, subject to all the terms and conditions of this Agreement, including the provisions of this Section 6, and agree to abide by this Agreement by executing an Adherence Agreement as provided in Section 6.1(d).

(b)                                 Registration Rights.  The registration rights of the Holders under Section 3 are fully assignable to any Person who holds or is acquiring any Registrable Securities in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights, subject to all the terms and conditions of this Agreement, including the provisions of this Section 6, and agree to abide by this Agreement by executing an Adherence Agreement as provided in Section 6.1(d).

(c)                                  Right of Participation.  The Right of Participation of each Investor under Section 4 hereof is fully assignable to such Investor’s Affiliates or to any Person who holds or is acquiring any Preferred Shares in a permitted transfer; provided, however that the transferee executes and delivers an Adherence Agreement as provided in Section 6.1(d).

(d)                                 Adherence Agreement.  For any transfer of Shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an Adherence Agreement substantially in the form attached hereto as Exhibit B (“Adherence Agreement”).  Upon the execution and delivery of an Adherence Agreement by any transferee, such transferee shall be deemed to be an Ordinary Shareholder, Investor, or Holder hereunder, as appropriate.  By their execution hereof, each Party appoints the Company as its attorney-in-fact for the limited purpose of executing any Adherence Agreement which may be required to be delivered pursuant to this Section 6.1(d).

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6.2                               Amendment.  Subject to Section 6.4, this Agreement may only be amended with the written consent of (i) the Company; (ii) Majority Series A-1 Preferred Shareholders; (iii) Majority Series A-2 Preferred Shareholders; (iv) Majority Series B Preferred Shareholders (which shall include Apoletto); (v) Majority Series C Preferred Shareholders; and (vi) Majority Class A Ordinary Shareholders.  Any amendment effected in accordance with this Section 6.2 shall be binding upon each party hereto and their respective successors; provided that the Company shall promptly give written notice thereof to any party hereto that has not consented to such amendment.

6.3                               Waiver of Rights.  Subject to Section 6.4, to the extent that the any party seeks a waiver of rights from any other party, (i) any Investor may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares; (ii) any Class A Ordinary Shareholder may waive any of its rights hereunder without obtaining the consent of any other Class A Ordinary Shareholders; and (iii) any Group Company may waives any of its rights hereunder without obtaining the consent of any other Group Company.  Any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform for the benefit of such waiving party.

6.4                               Limitations on Amendments and Waivers.  If an amendment or waiver affects any Ordinary Shareholder or any holder of Preferred Shares in a manner that is adverse to and different from the effect thereof on all other Ordinary Shareholders or holders of Preferred Shares, or imposes any material obligation or liability on an Ordinary Shareholder or a holder of Preferred Shares beyond that already imposed on such Ordinary Shareholder or holder of Preferred Shares hereunder prior to such amendment or waiver, then the written consent of such Ordinary Shareholder or holder of Preferred Shares shall be required in order for such amendment or waiver to be effective and binding.

7.                                      PROTECTIVE PROVISIONS.

So long as any Preferred Shares are outstanding, any action (whether by merger, consolidation, amalgamation, amendment of the Company’s Revised M&A or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the transactions as listed in Exhibit A involving the Company or any of the Group Companies shall first require, (A) as for the transactions as listed in Section 1 in Exhibit A, the approval of each of (1) Majority Series A-1 Preferred Shareholders, (2) Majority Series A-2 Preferred Shareholders, (3) the holders of seventy-five percent (75%) of the Series B Preferred Shares (voting as a single class and on an as converted basis), and (4) Majority Series C Preferred Shareholders (the “Special Approval”); (B) as for the transactions as listed in Section 2 in Exhibit A, the approval of each of (1) Majority Series A-1 Preferred Shareholders, (2) Majority Series A-2 Preferred Shareholders, (3) Majority Series B Preferred Shareholders (which shall include Apoletto), and (4) Majority Series C Preferred Shareholders (the “Majority Approval”), provided that in case that any purchaser in the transaction specified in Section 2(e) in Exhibit A is ALIBABA GROUP HOLDING LIMITED or any of its Affiliates (including but not limited to Ant Financial Service Group (蚂蚁金服集团) and its Affiliates), such transaction shall not be conducted without first obtaining the Special Approval; (C) as for the transactions as listed in Section 3 in Exhibit A, the approval of the Board of Directors (which shall include all Investor Directors) (the “Board Approval”); and (D) as for the transactions specified in Section 4 in Exhibit A, the approval of the chief executive officer of the Company (“CEO”) (the “CEO Approval”). For purpose of the Exhibit A, all references to the “Company” shall refer to each Group Company and their respective Subsidiaries.

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Notwithstanding anything to the contrary contained herein, where any act listed in Section 1 in Exhibit A requires a Special Resolution of the shareholders in accordance with the Companies Law (Revised) of the Cayman Islands, and if the shareholders vote in favor of such act but the Special Approval has not yet been obtained, the Majority Series A-1 Preferred Shareholders, the Majority Series A-2 Preferred Shareholders, the holders of seventy-five percent (75%) of the Series B Preferred Shares (voting as a single class and on an as converted basis), and the Majority Series C Preferred Shareholders who vote against such act at a meeting of the Members in aggregate shall have the voting rights equal to the aggregate voting power of all the shareholders who voted in favour of such act plus one (1).

Notwithstanding anything to the contrary contained herein, where any act listed in Section 2 in Exhibit A requires a Special Resolution of the shareholders in accordance with the Companies Law (Revised) of the Cayman Islands, and if the shareholders vote in favor of such act but the Majority Approval has not yet been obtained, the Majority Series A-1 Preferred Shareholders, the Majority Series A-2 Preferred Shareholders, the Majority Series B Preferred Shareholders (which shall include Apoletto), and the Majority Series C Preferred Shareholders who vote against such act at a meeting of the Members in aggregate shall have the voting rights equal to the aggregate voting power of all the shareholders who voted in favour of such act plus one (1).

8.                                      BOARD REPRESENTATION; COMMITTEE, SENIOR MANAGEMENT AND ESOP.

8.1                               Designation Right.  The Board shall have four (4) members. For so long as K2 is the Majority Series A-1 Preferred Shareholder, K2 shall be entitled to designate one (1) Director (“K2 Director”); for so long as Matrix is a holder of any Series A-2 Preferred Share, Matrix shall be entitled to designate one (1) Director (“Matrix Director”); for so long as Taikang is a holder of any Series C Preferred Share, Taikang shall be entitled to designate one (1) Director (“Taikang Director”, collectively with K2 Director and Matrix Director, as “Investor Directors”). The other one (1) Director shall be designated by the Majority Class A Ordinary Shareholders (excluding the Holders of the Preferred Shares and the Class B Ordinary Shares who have converted their securities into Class A Ordinary Shares) (“Ordinary Director”). Notwithstanding anything to the contrary, each director of the Company shall have one (1) vote for each of the matters submitted to the Board, provided that Ordinary Director of the Company shall have four (4) votes for each of the matters submitted to the Board. Any vacancy on the Board occurring because of the death, resignation or removal of a Director shall be filled by the vote or written consent of the same shareholder or shareholders who nominated and elected such Director. The board of directors of HK Company shall have seven (7) members, of which one (1) shall be Taikang Director, one (1) shall be Matrix Director, one (1) shall be K2 Director and the other four (4) directors shall be designated by the Majority Class A Ordinary Shareholders (excluding the Holders of the Preferred Shares and the Class B Ordinary Shares who have converted their securities into Class A Ordinary Shares). Notwithstanding anything to the contrary, each director of the HK Company shall have one (1) vote for each of the matters submitted to the board of HK Company.

8.2                               Compensation Committee.  If and when the Board deems necessary, the Company shall establish and maintain a compensation committee (the “Compensation Committee”), and the Investor Directors shall be members of such Compensation Committee and shall be required to establish a quorum for any meeting or action to be taken by such committee.  Subject to Protective Provisions in Exhibit A, the Compensation Committee shall propose the terms of the Company’s share incentive plans and all grants of awards thereunder (including the ESOP) to the Board for approval and adoption by the Shareholders and shall have the power and

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authority to (a) administer the Company’s share incentive plans (including the ESOP) and to grant options thereunder, and (b) approve all management compensation levels and arrangements unless such rights are vested on Preferred Shareholders under the Protective Provision in Exhibit A, and shall have such other powers and authorities as the Board shall delegate to it.

8.3                               Board Quorum; Meetings, etc.  The quorum of the meetings of the Board (which shall exist at the time of the voting as well as the attendance of the Board meeting) shall be the directors separately or collectively having five (5) votes, including the presence, in person or by telephone, electronic or other means of communication, of at least the Taikang Director, Matrix Director and K2 Director, provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company with the first notice providing not less than fourteen (14) days’ prior notice and the second notice providing not less than five (5) days’ prior notice, then the attendance of the directors separately or collectively having at least five (5) votes shall constitute a quorum. Notices and agendas of Board meetings as well as copies of all board papers shall be sent to all the relevant directors and to the Investors at least fourteen (14) Business Days prior to the relevant Board meeting.  Minutes of Board meetings shall be sent to Investors within thirty (30) days after the relevant meeting.  The Company shall hold Board meetings at least once a quarter.

8.4                               Investor Board Observer.  Taikang shall have the right to appoint an observer (the “Taikang Observer”), Huasheng shall have the right to appoint an observer (the “Huasheng Observer”), JD shall have the right to appoint an observer (which shall be any staff of the strategic investment department of the JD or its Affiliate, or Liu Qiangdong (刘强东), the “JD Observer”), Apoletto shall have the right to appoint an observer (the “Apoletto Observer”), BAI shall have the right to appoint an observer (the “BAI Observer”), Huaxing shall have the right to appoint an observer (the “Huaxing Observer”), Matrix shall have the right to appoint an observer (the “Matrix Observer”) and K2 shall also have the right to appoint one observer (the “K2 Observer” and together with the Taikang Observer, the Huasheng Observer, the JD Observer,  the Apoletto Observer, the BAI Observer, the Huaxing Observer and the Matrix Observer, the “Investor Observers”, and each an “Investor Observer”), in a nonvoting capacity, to the Board of Directors and each committee thereof to attend board or board committee meetings of the Company and each of its affiliates in a non-voting observer capacity.  The Company shall provide such observer copies of all notices and materials at the same time and in the same manner as the same are provided to the Directors or committees.

8.5                               Waiver.  The Company acknowledges that each Investor will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (1) an Investor’s technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments an Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries.  The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries.  Such Information may or may not be known by each Investor Director or Investor Observer.  The Company, as a material part of the consideration for this Agreement, agrees that neither

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any Investor Director nor any Investor Observer shall have any duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investor’s ability to pursue opportunities based on such Information or that would require any Investor, any representative, any Investor Director or the Investor Observer to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.

8.6                               Assignment and Termination.  The rights of the Investors set forth in this Section 8 are fully assignable to any Person who holds or is acquiring the Preferred Shares and in case of VAL, any class of shares held by VAL in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that the transferee executes and delivers an Adherence Agreement.  The rights of the Investors in this Section 8 shall terminate upon completion of a Qualified IPO.

8.7                               Management of the Group Companies.  Each relevant Investor shall be entitled to nominate and appoint the same number of directors to the board of directors (or similar body) of each Group Company other than the Company and HK Company, including but not limited to the WFOE, the Beijing Domestic Company, the Shenzhen Domestic Companies and the PRC Subsidiaries (each, a “Subsidiary Board”) as it is entitled to appoint to the board of HK Company, and the Parties shall make efforts, including but not limited to adopt relevant shareholder(s) resolutions, to procure that such nominee(s) are appointed to the relevant Subsidiary Board.  Each Subsidiary Board shall consist of the same persons as constitute the board of HK Company from time to time, unless any Investor has not exercised its right to appoint directors to the Subsidiary Board as provided in this Section 8.7. The Company shall provide each Investor Observer copies of all notices and materials at the same time and in the same manner as the same are provided to the board of directors (or similar body) of each Group Company other than the Company and HK Company.  The quorum of the meetings of the board of HK Company and/or any Subsidiary Board (which shall exist at the time of the voting as well as the attendance of the board meeting) shall refer to the quorum of the meetings of the Board as set forth in Section 8.3.

8.8                               Insurance and Indemnification.  Upon the request of the Investors, the Company shall procure customary directors and officers insurance for the directors, covering an amount as approved by the Board.  Notwithstanding anything to the contrary in this Agreement or in the Revised M&A, each Group Company shall, jointly and severally, indemnify and hold harmless each Investor Director and his/her alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Investor Director or his/her alternate as a result of any act, matter or thing done or omitted to be done by him/her in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company or any Group Company, by delivering to such Investor Director or his/her alternate, at the time of his/her appointment as a Director or an alternate Director, an indemnification agreement duly executed by the Company substantially in the form attached hereto as Exhibit C.

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8.9                               Director Expenses.  The Company shall reimburse Investor Directors and Investor Observers for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings.

8.10                        Appointment of Certain Officers.  Subject to Section 8.5 of this Agreement, the Majority Series A-1 Preferred Shareholders, the Majority Series A-2 Preferred Shareholders, the Majority Series B Preferred Shareholders (which shall include Apoletto), and the Majority Series C Preferred Shareholders shall have the right to nominate new management personnel to the Company, subject to the approval of the Board. All Company officers so appointed shall report to the Board.

8.11                        ESOP; Employee Equity; Vesting.

(a)                                 As soon as practicable after the Closing, the Company (but not any other Group Company) may grant options to employees, advisors, officers and directors of, and consultants to, the Company and its subsidiaries, but only pursuant to Employee Share Option Plan, provided that the total number of shares issued or issuable under any such Employee Share Option Plan shall not exceed 35,456,559 Class A Ordinary Shares (proportionally adjusted to reflect any share dividends, share splits, or similar transactions), which represents 10.46% in the share capital of Company upon Closing, on a fully diluted basis.  Except as unanimously approved by the Board, shares or share options to be issued under the Employee Share Option Plan shall be subject to a minimum four (4) year vesting schedule no faster than the following, counting from the applicable grant date with respect to the total issued options or shares: twenty-five percent (25%) each at the end of the first twelve (12) months, twenty-four (24) months, thirty-six (36) months and forty-eight (48) months. To the extent practicable under the PRC Laws, the Group Companies shall cause to be filed and registered with the competent local branch of the State Administration of Foreign Exchange of the PRC with respect to the establishment and adoption of the ESOP.

(b)                                 Except as otherwise approved by a majority of the Board (including the affirmative votes of all the Investor Directors), the Company shall cause all future officers, directors, and employees of, and consultants to, the Company and its Subsidiaries who purchase, or receive options to purchase, shares of the Company’s Ordinary Shares, to execute and deliver agreements in forms approved by the Board (including the affirmative votes of Investor Directors) providing for a right of repurchase in favor of the Company on unvested shares without cost upon resignation or termination with cause, a prohibition on the transfer of all shares or options prior to a Qualified IPO (unless otherwise permitted under such Employee Share Option Plan) and a lockup or market standoff commitment after the Qualified IPO in respect of vested shares subject to the requirements that the underwriters or sponsors may have at such time.

(c)                                  The power and authority to administer the ESOP and grant any option thereunder shall be vested to the Board or the Compensation Committee (if any) and any decision of the Board or the Compensation Committee with respect to the administration of the ESOP or grant of any option thereunder shall be made by a majority of the members of the Board or the Compensation Committee, provided that if the shares reserved for the ESOP are to be granted to the Founder or to the Relatives of the Founder, then such option granting plan shall be approved by the Board, including the affirmative votes of all the Investor Directors. For the avoidance of doubt, “Relatives of the Founder” means his spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law.

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8.12                        Full Time Commitment. The Founder undertakes and covenants to each Investor that, commencing from the date of this Agreement until the first anniversary of the Qualified IPO or Trade Sale, he shall commit all of his efforts and devote all of his time to further the Business of the Group Companies and shall not, without the prior written consent of all the Investors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity; or (C) by contract or otherwise; or (ii) devote time to carry out the business operation of any other entity.

8.13                        Non-Competition. Notwithstanding anything to the contrary, the Founder undertakes and covenants to each Investor that commencing from the date of this Agreement until the later of (i) the second anniversary after the date he ceases to be employed by any Group Company, or (ii) the second anniversary after the date he ceases to hold any Shares of the Company, he will not, without the prior written consent of Majority Series A-1 Preferred Shareholders, Majority Series A-2 Preferred Shareholders, Majority Series B Preferred Shareholders (which shall include Apoletto), and Majority Series C Preferred Shareholders either on his/her own account or through any of his/her Affiliates, or in conjunction with or on behalf of any other Person: (i) carry out, be engaged, concerned or interested in, directly or indirectly, whether as shareholder, director, officer, employee, partner, agent, consultant or adviser in any business in direct competition with, or otherwise related to, the business relating to providing the Business conducted or to be conducted by the Company or any of its Subsidiaries (the “Competitors”), provided that the Founder shall be permitted to hold less than one percent (1%) of the total share capital of a public company that is a Competitor, (ii) employ or solicit or entice away or attempt to solicit or entice away from any Group Company, any Person, firm, company or organization who is a customer, client, employee, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company, or (iii) provide consulting service to the Competitors in any form. In the event any entity directly or indirectly established or managed by Founder engages or will engage in any business which is the same or similar to or otherwise competes with the Business of the Group Companies during the said period, the Founder shall cause such entity to disclose any relevant information to the Investors upon request and transfer such lawful business to the Company or any Subsidiary designated by the Company immediately.

9.                                      GOING PUBLIC; SALE OF THE COMPANY.

9.1                               The Class A Ordinary Shareholders and the Company undertake to use best efforts to, prior to March 13, 2019, (i) list the Ordinary Shares of the Company (or securities representing the Ordinary Shares of the Company) in a Qualified IPO; or (ii) procure a bona fide third party offer for the sale of all or more than fifty percent (50%) of the equity or assets of the Company, whether through a single transaction or a series of transactions, for an amount which represents an equity valuation  of the Company immediately prior to such sale of at least US$3,000,000,000 (the “Trade Sale”).

9.2                               Drag-Along.

(a)                                 If at any time after March 13, 2017, there shall be:

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(i)                                     an offer by a Person that is not an Affiliate of any party hereof to purchase all or substantially all the Shares or voting rights in the Company;

(ii)                                  a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity but the Shares or voting rights of the Company outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or

(iii)                               a sale or transfer of all or substantially all the Company’s properties and assets to any other Person,

in each case, if the Majority Class A Ordinary Shareholders, Majority Series A-1 Preferred Shareholders, Majority Series A-2 Preferred Shareholders, Majority Series B Preferred Shareholders (which shall include Apoletto), and Majority Series C Preferred Shareholders (collectively, the “Drag Holders”) approve such transaction, which is a transaction at arm’s length for an equity valuation of the Company immediately prior to such transaction of not less than US$3,000,000,000, at the request of the Drag Holders, then each remaining Shareholder (each, a “Dragged Holder”) shall sell, transfer, convey or assign its Shares (such sale, transfer, conveyance or assignment pursuant to this Section 9.2, a “Drag-Along Sale”) pursuant to, and so as to give effect to, such offer to purchase, merger or consolidation, sale or transfer, as the case may be.  If any Dragged Holder does not elect to vote, or give its written consent to the Drag-Along Sale, such Dragged Holder shall be obligated to purchase all the shares held by the Drag Holders and other Dragged Holders who has consented to participate in the Drag-Along Sale at the price upon terms offered for the Drag-Along Sale.  In such event, the Dragged Holders who do not wish to sell their shares shall make a matching offer to purchase from all other relevant shareholders the shares proposed to be sold by any other such shareholders on no less favorable terms than the bona fide offer within thirty (30) Business days of the request for a Drag-Along Notice issued by the Drag Holders.  For the avoidance of doubt, in all cases any exercise of rights pursuant to this Section 9.2 shall constitute a Deemed Liquidation Event under the Revised M&A.  If any Dragged Holder has unilateral veto right to veto against the Drag-Along Sale, it is entitled to exercise its veto right to disapprove the Drag-Along Sale.  However, if such Dragged Holder selects not to exercise such veto right, it shall act in accordance with this Section 9.2.

If the consideration offered is payable in securities or property other than cash (or evidence of cash indebtedness), the Board shall in good faith determine the fair market value of any such securities or property in cash, provided that any holder of Preferred Shares shall have the right to challenge any determination by the Board of fair market value made pursuant hereto, in which case the determination of fair market value shall be made by a valuer selected jointly by the Board and the challenging parties.  The valuer shall prepare a report setting forth the basis of its calculating such fair market value, and the determination of such fair market value by the valuer shall, in the absence of manifest error, be final and conclusive.  Up to US$100,000 of the costs of appointing the valuer shall be borne solely by the challenging holder(s) of Preferred Shares, and any amount of such costs in excess of US$100,000 shall be borne equally by the challenging holder(s) of Preferred Shares and the Company.  The valuer shall act as expert and not as an arbitrator.  If the acquiring party is a privately-held entity and the Investors receive in whole or in part non-publicly traded securities of such acquirer, then such non-publicly traded securities shall have liquidation preference(s), protective provision(s), voting right(s), dividend right(s), registration rights and preemptive rights that are substantially similar to those of the Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B Preferred Shares, and Series C Preferred Shares, as applicable, as set forth herein as of the date hereof.

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(b)                                 The restrictions on Transfers of Shares set forth in Sections 10.1, 4.2 and 5 shall not apply in connection with a sale pursuant to this Section 9.2, or anything in this Agreement to the contrary notwithstanding.

(c)                                  Upon the approval of a Drag-Along Sale as described in this Section 9.2, each Dragged Holder shall grant to the CEO, a power of attorney to transfer its Shares and to do and carry out all other necessary or advisable acts to complete the Drag-Along Sale, including, without limitation, executing any and all documents (including instruments of transfer) on behalf of such Dragged Holder.  The CEO shall be authorized to transfer the Shares of each Dragged Holder and to do and carry out all other necessary or advisable acts to complete the Drag-Along Sale, including, without limitation, executing any and all documents (including instruments of transfers) on behalf of each Dragged Holder.

(d)                                 In any Drag-Along Sale approved by the Drag Holders, each Drag Holder shall severally, not jointly, join on a pro rata basis (based on the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Drag-Along Sale but only up to the net proceeds paid to such Drag Holder. Without limiting the foregoing sentence, no such Drag Holder who is not an employee, officer or controlling shareholder of a Group Company shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares and enforceability of applicable agreements).

(e)                                  For the avoidance of doubt, any assignee or transferee who acquires any Share of the Company shall be bound by this Section 9.2 as if they were a Party hereunder, by delivering and executing an Adherence Agreement as provided in Exhibit B.

10.                               COVENANTS.

10.1                        Restrictions on Transfers.

(A) Subject to Sections 4 and 5 and the provisions of any severance agreement that the Founder or the Founder Hold Co may enter into, the Founder and the Founder Hold Co agree that, without the prior written consent of Majority Series A-1 Preferred Shareholders, Majority Series A-2 Preferred Shareholders, Majority Series B Preferred Shareholders (which shall include Apoletto) and Majority Series C Preferred Shareholders, neither of them shall, directly or indirectly, sell, transfer, pledge, encumber, hypothecate or otherwise dispose of any of its Shares in the Company or any of other Group Companies.  In the case that any Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Share shall be deemed as an indirect transfer of such Shares.  The Parties agree that the restrictions on the transfer of the Shares held by the Founder and the Founder Hold Co contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Shares.

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(B) Notwithstanding anything to the contrary contained herein, the transfer restriction shall not apply to transfer, through a single transaction or a series of transactions, of no more than one percent (1%) of the Shares of the Company immediately after the Closing on a fully diluted basis as of the date hereof, to any third party (the “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor by executing an Adherence Agreement as provided in Section 6.1(d).  The transfer restrictions set forth in Section 4 and Section 5 shall not apply to any transfer to the Permitted Transferee if the Founder transfers, through a single transaction or a series of transactions, no more than one percent (1%) of the Shares of the Company immediately after the Closing on a fully diluted basis, to any Permitted Transferee.

(C) Each Investor shall not assign or transfer any Shares of the Company held by such Investor to any Person listed out in Annex C hereof.

10.2                        Operations of Shenzhen Domestic Companies and Beijing Domestic Company.  The Founder, Shenzhen Domestic Companies and Beijing Domestic Company shall take all reasonably necessary steps to promptly assign and transfer to WFOE (pursuant to the Restructuring Documents or otherwise) substantially all of its revenues, earnings and other values and benefits generated from its business operations. Each of Shenzhen Domestic Company and Beijing Domestic Company shall, to the extent permitted by applicable law, operate its business at the direction of its board of directors and its shareholders (who have assigned their voting rights to WFOE).  The WFOE shall take all reasonably necessary steps to ensure that Beijing Domestic Company and Shenzhen Domestic Companies will have funds available to cover its operating expenses and to timely repay its debts as they become due.

10.3                        Transfer of Shenzhen Domestic Companies and Beijing Domestic Company. Subject to the applicable PRC laws and regulations and upon the request by any Investor, the Company, the Founder and the Founder Hold Co shall use their best efforts to cause the Founder to transfer its holding equity interest in Beijing Domestic Company and Shenzhen Domestic Companies to the HK Company or any other Group Company to the satisfaction of Majority Series A-1 Preferred Shareholders, Majority Series A-2 Preferred Shareholders, and Majority Series B Preferred Shareholders (which shall include Apoletto), and Majority Series C Preferred Shareholders with no or nominal consideration.

10.4                        Controlled Foreign Corporation.  The Company will provide written notice to the Investors as soon as practicable if at any time the Company becomes aware that it or any Group Company has become a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the United States Internal Revenue Code of 1986 (the “Code”). Upon written request of any Investor, the Company will (i) use best efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders to assist the Investor in determining whether any Group Company is a CFC, (ii) provide the Investors with reasonable access to such other Company information as is in the Company’s possession and reasonably available as may be required by the Investor (A) to determine any Group Company’s status as a CFC, (B) to determine whether any Investor is required to report its pro rata portion of any Group Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow the Investors to otherwise comply with applicable United States federal income tax laws and

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(iii) use its best efforts to promptly procure from its shareholders information referred to in clause (i) that is not in its possession; provided that the Company may require the Investors to enter into a confidentiality agreement in customary form. The Company shall use its commercially reasonable efforts to avoid the future status of any Group Company as a CFC and avoid any Group Company generating any “Subpart F income.”

10.5                        Passive Foreign Investment Company.  The Company shall use its best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. In connection with a “Qualified Electing Fund” election (a “QEF Election”) made by the Investors (or their direct or indirect owners, as applicable) pursuant to Section 1295 of the Code or a “Protective Statement” filed by an Investor (or its direct or indirect owners, as applicable) pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide an Investor with annual financial information in the form to the satisfaction of such Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by such Investor, provide such Investor with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with such QEF Election or Protective Statement.  In the event that it is determined by the Company’s or an Investor’s tax advisors that the control documents in place between one or more of the Company’s wholly owned subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, does not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code.

11.                               CONFIDENTIALITY AND NON-DISCLOSURE.

11.1                        Disclosure of Terms.  Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Agreements, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below. Except as agreed under this Agreement, each Investor agrees with the Company that such Investor will keep confidential and will not disclose or divulge, any information which such Investor obtains from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company to, or communications between the Company and such Investor, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, or until the information becomes known, to the public through no fault of such Investor, or unless the Company gives its written consent to such Investor’s release of the information.

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11.2                        Press Releases.  Within sixty (60) days of the Closing, the Company may issue a press release related to the Closing, disclosing that the Investors have invested in the Company provided that (a) the release does not disclose any of the Terms, (b) the press release does not disclose the amount or other specific terms of the investment, and (c) the final form of the press release is approved in advance in writing by each Investor mentioned therein.  Investors’ names and the fact that Investors are shareholders in the Company can be included in a reusable press release boilerplate statement, so long as each Investor has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved.  No other announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor’s prior written consent, which consent may be withheld at such Investor’s sole discretion.

11.3                        Permitted Disclosures.  Notwithstanding anything in the foregoing to the contrary,

(a)                                 the Company may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons or entities are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise;

(b)                                 each Investor (and its fund manager) may, without disclosing the identities of the other Investors or the Terms of their respective investments in the Company without their consent, disclose such Investor’s investment in the Company to third parties or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark and may include links to the Company’s website (without requiring the Company’s further consent).  If it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor;

(c)                                  each Investor shall have the right to disclose:

(i)                                     any information to such Investor’s Affiliate or fund manager, such Investor’s and/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager, auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee of such Investor, fund manager, potential investor or Affiliate or any of their respective investors or Affiliates, provided, however, that any counsel, auditor, insurer, accountant, consultant, officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise;

(ii)                                  any information for fund and inter-fund reporting purposes;

(iii)                               any information as required by law, government authorities, exchanges and/or regulatory bodies, including by the Securities and Futures Commission of the Hong Kong Special Administrative Region, the China Securities and Regulatory Commission of the PRC or the Securities and Exchange Commission of the United States (or equivalent for other venues); and/or

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(iv)                              any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company, and

(v)                                 any information contained in press releases or public announcements of the Company pursuant to Section 11.2 above.

(d)                                 the confidentiality obligations set out in this Section 11 do not apply to:

(i)                                     information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 11 or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(ii)                                  information the disclosure of which is necessary in order to comply with any applicable law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(iii)                               the disclosure of information by any director of the Company to its appointer or any of its affiliate or otherwise in accordance with the foregoing provisions of this Section 11.3.

11.4                        Legally Compelled Disclosure.  In the event that any party is requested or becomes legally compelled (including without limitation pursuant to securities laws and regulations) to disclose the existence of this Agreement or any Terms in contravention of the provisions of this Section 11, such party (the “Disclosing Party”) shall if and to the extent that it can lawfully do so provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

12.                               MISCELLANEOUS.

12.1                        Governing Law.  This Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

12.2                        Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such provisions.  Except as expressly stated otherwise, the rights of the Investors set forth in this Agreement are fully assignable to any Person who holds or is acquiring Shares from the Investors. Notwithstanding anything contrary in this Agreement and subject to the Section 10.1 hereof, this Agreement and the rights and obligations herein may be assigned or transferred by each Investor that is (A) a partnership, to its partners or former partners in accordance with partnership interests, (B) a corporation, to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Investor, (C) a limited liability company, to its members or former members in accordance with their interest in the limited liability company, (D)

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an individual, to the Investor’s family member or trust for the benefit of an individual Investor, (E) Matrix Partners China III Hong Kong Limited, to any of its Affiliates, (F) K2 Partners II Limited, to any of its Affiliates, (G) K2 Evergreen Partners Limited, to any of its Affiliates, (H) Apoletto, to any of its Affiliates, (I) JD, to any of its Affiliates, (J) Taikang, to any of its Affiliates, (K) Huasheng, to any of its Affiliates, (L) CoBuilder Venture, to any of its Affiliates, or (M) HeYi, to any of its Affiliates; provided that in each case the transferee will agree by executing an Adherence Agreement in the form attached hereto as Exhibit B to be subject to the terms of this Agreement to the same extent as if it were an original Investor hereunder.

12.3                        Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

12.4                        Entire Agreement.  This Agreement and any other Transaction Agreement, together with all the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

12.5                        Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other parties; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender’s machine; (c) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; (d) where a notice is sent by electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day if sent during normal business hours of the recipient, otherwise the next Business Day.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given in Annex of Notice, or designate additional addresses, for purposes of this Section 12.5, by giving the other party written notice of the new address in the manner set forth above.

12.6                        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit,

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consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to the parties shall be cumulative and not alternative.

12.7                        Interpretation; Titles and Subtitles.  This Agreement shall be construed according to its fair language.  The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.8                        Counterparts.  This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

12.9                        Severability.  Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

12.10                 Adjustment for Share Splits, etc.  Whenever in this Agreement there is a reference to a specific number or percentage of the Preferred Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares, as applicable, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.11                 Pronouns.  All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require.

12.12                 Dispute Resolution.

(a)                                 Negotiation Between Parties; Mediations.  The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of the relevant parties, then each party to the dispute that is a company shall nominate one (1) authorized officer as its representative.  The relevant parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute.  If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration.  If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party to the dispute may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below.  This procedure shall be a prerequisite before taking any additional action hereunder.

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(b)                                 Arbitration.  In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules; and (ii) the language of the arbitration shall be English.  Notwithstanding anything in this Agreement or in the UNCITRAL Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Investor or any of its Affiliates to conduct its respective business operations or to make or dispose of any other investments.  The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.13                 Shareholders Agreement to Prevail.  If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Revised M&A, the terms of this Agreement shall prevail regarding the shareholders only.  The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Revised M&A so as to eliminate such inconsistency.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

LexinFintech Holdings Ltd. (乐信控股有限公司)

By:	/s/Wenjie Xiao
Name: Wenjie Xiao
Title: Director
/s/Seal of LexinFintech Holdings Ltd.

HK COMPANY:

Installment (HK) Investment Limited
(分期樂香港有限公司)

By:	/s/Wenjie Xiao
Name: Wenjie Xiao
Title: Director
/s/Seal of Installment (HK) Investment Limited

WFOE:

Beijing Shijitong Technology Co., Ltd.
(北京世纪通科技有限公司) (Seal)

By:	/s/Wenjie Xiao
Name: Wenjie Xiao
Title: Legal Representative
/s/Seal of Beijing Shijitong Technology Co., Ltd.

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BEIJING DOMESTIC COMPANY:

Beijing Lejiaxin Network Technology Co., Ltd.
(北京乐嘉信网络科技有限公司) (Seal)

By:	/s/Xiao Wenjie
Name: Xiao Wenjie
Title: Legal Representative
/s/Seal of Beijing Lejiaxin Network Technology Co., Ltd.

SHENZHEN DOMESTIC COMPANIES:
Shenzhen Fenqile Network Technology Co., Ltd.
(深圳市分期乐网络科技有限公司) (Seal)

By:	/s/Xiao Wenjie
Name: Xiao Wenjie
Title: Legal Representative
/s/Seal of Shenzhen Fenqile Network Technology Co., Ltd.

Shenzhen Xinjie Investment Co., Ltd.
(深圳市信杰投资有限公司) (Seal)

By:	/s/Xiao Wenjie
Name: Xiao Wenjie
Title: Legal Representative
/s/Seal of Shenzhen Xinjie Investment Co., Ltd.

Shenzhen Qianhai Dingsheng Asset Management Co., Ltd. (深圳市前海鼎盛资产管理有限公司) (Seal)

By:	/s/Qiao Qian
Name: Qiao Qian
Title: Legal Representative
/s/Seal of Shenzhen Qianhai Dingsheng Asset Management Co., Ltd.

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PRC SUBSIDIARIES:

Shanghai Lexiao Network Technology Co., Ltd.
(上海乐逍网络科技有限公司) (Seal)

By:	/s/Wenjie Xiao
Name: Wenjie Xiao
Title: Legal Representative
/s/Seal of Shanghai Lexiao Network Technology Co., Ltd.

Shenzhen Tiqianle Network Technology Co., Ltd.
(深圳市提钱乐网络科技有限公司) (Seal)

By:	/s/Wenjie Xiao
Name: Wenjie Xiao
Title: Legal Representative
/s/Shenzhen Tiqianle Network Technology Co., Ltd.

Shenzhen Qianhai Juzi Information Technology Co., Ltd.
(深圳前海桔子信息技术有限公司) (Seal)

By:	/s/Wenjie Xiao
Name: Wenjie Xiao
Title: Legal Representative
/s/Seal of Shenzhen Qianhai Juzi Information Technology Co., Ltd.

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER HOLD CO

Installment Payment Investment Inc.

By:	/s/Wenjie Xiao
Name: Wenjie Xiao
Title: Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER

Wenjie Xiao

By:	/s/Wenjie Xiao
Name: Wenjie Xiao

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Various Ample Limited

By:	/s/Liu Qiangdong
Name: Liu Qiangdong
Title: Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Tenzing Holdings Hong Kong Limited

By:	/s/Jenny Pao
Name: Jenny Pao
Title: Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

K2 Evergreen Partners Limited

By:	/s/Werkun Krzysztof
Name: Werkun Krzysztof
Title: Director

K2 Partners II Limited

By:	/s/Werkun Krzysztof
Name: Werkun Krzysztof
Title: Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Matrix Partners China III Hong Kong Limited

By:	/s/Yibo SHAO
Name: Yibo SHAO
Title: Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Apoletto Asia Ltd.

By:	/s/Soraj Bissoonauth
Name: Soraj Bissoonauth
Title: Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Huaxing Capital Partners, L.P.

By:	/s/BAO Fan
Name: BAO Fan
Title: Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

BAI GmbH

By:	/s/Michael Kronenburg
/s/Hendrik Horn
Name: Michael Kronenburg
Hendrik Horn
Title: Authorized Signatories

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

JD.com Asia Pacific Investment Limited

By:	/s/Liu Qiangdong
Name: Liu Qiangdong
Title: Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

MAGIC PEAK INVESTMENTS LIMITED
妙嶺投資有限公司

By:	/s/Tan Zuyu
Name: Tan Zuyu
Title: Authorized Signatory

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) （上海华晟领飞股权投资合伙企业（有限合伙））(Seal)

By:	/s/WANG Xinwei
Name: Wang Xinwei
Title: Authorized Signatory
/s/Seal of Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) （上海华晟领飞股权投资合伙企业（有限合伙））

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR

HeYi Holdings L.P.,
a Cayman Islands exempted limited partnership

By:	HeYi General Partners Limited.
a Cayman Islands corporation

Its:	General Partner

By:	/s/TIE Ling

Its:	Managing Director

CoBuilder Partners Venture Fund L.P.,
a Cayman Islands exempted limited partnership

By:	CoBuilder General Partners Limited.
a Cayman Islands corporation

Its:	General Partner

By:	/s/TIE Ling

Its:	Managing Director

SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT

Annex of Notice

Group Companies:

Address: 27/F, CES Tower, No. 3099 Keyuan South Road, Yuehai Street, Nanshan District, Shenzhen (深圳市南山区粤海街道科苑南路3099号中国储能大厦第27层)

Tel No.: **********

Contact Person: Wenjie Xiao

Email: **********

Founders and Founder Hold Co:

Address: 27/F, CES Tower, No. 3099 Keyuan South Road, Yuehai Street, Nanshan District, Shenzhen (深圳市南山区粤海街道科苑南路3099号中国储能大厦第27层)

Tel No.: **********

Contact Person: Wenjie Xiao

Email: **********

Various Ample Limited:

Address: 北京市亦庄经济开发区科创十一街18号院A座18层(18/F Block A NO.18 Kechuang 11 Street, BDA, China)

Tel No: **********

Contact Person: 宋爽

Email:

Investors:

K2 Evergreen Partners Limited and K2 Partners II Limited

Address: Room C 20/F Lucky Plaza 315-321 Lockhart Road Wanchai Hong Kong

Tel No.: **********

Contact Person: Edmond Lam

Email:

Matrix Partners China III Hong Kong Limited

Address: Suite 08, 20th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Attn: Matrix Partners HK Management Limited, Mr. Xiao Min

Tel: **********

Fax: **********

Email: **********

Tenzing Holdings Hong Kong Limited

Address: Suite 08, 20th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Attn: Matrix Partners HK Management Limited, Mr. Xiao Min

Tel: **********

Fax: **********

Email: **********

Apoletto Asia Ltd.

Notices:

c/o Tulloch & Co

4 Hill St. London W1J 5NE

United Kingdom

Attention: Alastair Tulloch

Fax: **********

Email: **********

Email: **********

with a copy to:

c/o IFS Court

Twenty Eight, Cybercity

Ebene, Mauritius

Attention: Mr. Soraj Bissoonauth

Tel: **********

Email: **********

Goodwin Procter
One Exchange Square
Suite 2801, 8 Connaught Place
Central, Hong Kong
Attention: Yash A. Rana

Tel: (852) 3658 5353

Fax: (852) 2801 5515

Email: **********

BAI GmbH

Carl-Bertelsmann-Straße 270 · 33311 Gütersloh

Facsimile: **********

with copy to:

Bertelsmann Management (Shanghai) Co., Ltd, Beijing Branch

Units 2804-2805, SK Tower, 6A Jian Guo Men Wai Avenue

Chaoyang District, Beijing 100022, PRC

Facsimile: **********

Email:

Huaxing Capital Partners, L.P.

c/o Sky Galaxy Investment Limited

Room C, 20/F, Lucky Plaza, 315-321 Lockhart Road, Wanchai, Hong Kong

Attention: Wang Xinwei

Tel: **********

Fax: **********

Email: **********

JD.com Asia Pacific Investment Limited

Address: 北京市亦庄经济开发区科创十一街18号院A座20层(20/F Block A NO.18 Kechuang 11 Street, BDA, China)

Contact Person: 常斌/杨颖姣

Tel No.: **********

Email:

MAGIC PEAK INVESTMENTS LIMITED 妙嶺投資有限公司

Address: 北京市西城区武定侯街6号卓著中心5层

Contact Person: 张钦

Tel No.: **********

Email:

Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) （上海华晟领飞股权投资合伙企业（有限合伙））

Address: 上海市浦东新区陆家嘴环路1000号恒生银行大厦43层 (43th Floor, Hang Seng Bank Tower, 1000 Lujiazui Ring Road, Pudong New Area Shanghai 200120,China)

Contact Person: 朱庆(Zhu Qing)

Tel No.: **********

Email: **********

CoBuilder Partners Venture Fund L.P. & HeYi Holdings L.P.

Address: 上海市浦东新区龙东大道1号A8-702

Telephone: **********

Contact Person: 程华杰

Email: **********

Annex A

Definitions

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Series C-1 Share Purchase Agreements and Series C-2 Share Purchase Agreement.

“Adherence Agreement” shall mean the meaning ascribed to it in Section 6.1(d) of this Agreement.

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds Shares as a nominee for such Investor, and (c) in respect of an Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct or indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals.  For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company.

“Agreement” shall have the meaning ascribed to it in the introductory paragraph of this Agreement.

“Apoletto” shall mean collectively, Apoletto Asia Ltd. and its successors, assigns and transferees.

“Apoletto Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“BAI” shall mean BAI GmbH.

“BAI Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“Board” or “Board of Directors” shall mean the board of directors of the Company.

“Business” shall mean the online sale of electronic products and installment payment services for above products, the internet financing platform and any other business currently conducted or to be contemplated by the Company, its consolidated subsidiaries and the PRC Companies.

“Business Day” or “business day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in Singapore, the Hong Kong Special Administrative Region, the United States of America or the PRC.

“Claim Notice” shall have the meaning ascribed to it in Section 3.8(c) of this Agreement.

“Class A Ordinary Shareholder” shall mean the shareholders of Class A Ordinary Shares of the Company.

“Class A Ordinary Shares” shall mean the Company’s ordinary shares other than Class B Ordinary Shares, par value US$0.0001 per share.

“Class B Ordinary Shares” shall mean the class B ordinary shares in the capital of the Company with a nominal or par value of US$0.0001 per share.

“Closing” shall have the meaning ascribed to it in Section 2.3 of the Series C-1 Share Purchase Agreement.

“CoBuilder” shall mean CoBuilder Venture, HeYi and its Affiliates.

“CoBuilder Venture” shall mean collectively, CoBuilder Partners Venture Fund L.P. and its successors, assigns and transferees.

“Company” shall have the meaning ascribed to it in introductory paragraph A of this Agreement.

“Control”, with respect to any third party, shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party or (b) over other members of such party’s immediate family.  Immediate family members include, without limitation, a person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law.  The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Conversion Shares” shall mean Class A Ordinary Shares issuable or issued upon conversion of the Class B Ordinary Shares and Preferred Shares.

“Director” shall mean a member of the board of directors of the Company.

“Disclosing Party” shall have the meaning ascribed to it in Section 11.4 of this Agreement.

“Drag Holders” shall have the meaning ascribed to it in Section 9.2 of this Agreement.

“Drag-Along Sale” shall have the meaning ascribed to it in Section 9.2 of this Agreement.

“Dragged Holders” shall have the meaning ascribed to it in Section 9.2 of this Agreement.

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

“Final Prospectus” shall have the meaning ascribed to it in Section 3.8(d) of this Agreement.

“Exercising Holder” shall have the meaning ascribed to it in Section 4.2(d) of this Agreement.

“First Participation Notice” shall have the meaning ascribed to it in Section 4.1(d)(i) of this Agreement.

“First Refusal Period” shall have the meaning ascribed to it in Section 4.2(c) of this Agreement.

“Form F-3” shall have the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Form S-3” shall have the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Group Companies” shall mean the Company, the HK Company, the WFOE, the Shenzhen Domestic Companies, the Beijing Domestic Company, the PRC Subsidiaries and their respective subsidiaries from time to time (each a “Group Company”), unless the text specifically indicates otherwise.

“HeYi” shall mean collectively, HeYi Holdings L.P. and its successors, assigns and transferees.

“Holder” shall have the meaning ascribed to it in Section 3.2(d) of this Agreement.

“Huasheng” shall mean collectively, Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) （上海华晟领飞股权投资合伙企业（有限合伙）） and its successors, assigns and transferees.

“Huasheng Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“Huaxing” shall mean Huaxing Capital Partners, L.P.

“Huaxing Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“IAS” shall mean the applicable International Accounting Standards published by the International Accounting Standards Board from time to time.

“Indemnification Agreement” shall mean the indemnification agreement to be entered into by and among each Investor Director or his/her alternate, the Investor appointing the Investor Director or his/her alternate and the Company, at the time of the appointment of such Investor Director or his/her alternate as a Director or an alternate Director substantially in the form attached hereto as Exhibit C.

“Information” shall have the meaning ascribed to it in Section 8.5 of this Agreement.

“Initiating Holders” shall have the meaning ascribed to it in Section 3.3(b) of this Agreement.

“Investor” and “Investors” shall have the meaning ascribed to them in the introductory paragraph of this Agreement.

“Investor Director” shall have the meaning ascribed to it in Section 8.1 of this Agreement.

“Investor Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“JD” shall mean JD.com Asia Pacific Investment Limited.

“JD Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“K2” shall mean K2 Evergreen Partners Limited, K2 Partners II Limited and its Affiliates.

“K2 Director” shall have the meaning ascribed to it in Section 8.1 of this Agreement.

“K2 Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“Majority Class A Ordinary Shareholders” shall mean the holders representing more than fifty percent (50%) of the Class A Ordinary Shares then outstanding, voting as a single class.

“Majority Series A-1 Preferred Shareholders” shall mean the holders representing more than fifty percent (50%) of, the Series A-1 Preferred Shares and the Class B Ordinary Shares then outstanding, voting as a single class on an as converted basis.

“Majority Series A-2 Preferred Shareholders” shall mean the holders representing more than fifty percent (50%) of, the Series A-2 Preferred Shares then outstanding, voting as a single class on an as converted basis.

“Majority Series B Preferred Shareholders” shall mean the holders representing more than fifty percent (50%) of, the Series B Preferred Shares then outstanding, voting as a single class on an as converted basis.

“Majority Series C Preferred Shareholders” shall mean the holders representing at least fifty percent (50%) of, the Series C Preferred Shares, voting as a single class on an as converted basis.

“Matrix” shall mean Matrix Partners China III Hong Kong Limited and its Affiliates.

“Matrix Director” shall have the meaning ascribed to it in Section 8.1 of this Agreement.

“Matrix Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“New Securities” shall have the meaning ascribed to it in Section 4.1(c) of this Agreement.

“Non-Disclosing Parties” shall have the meaning ascribed to it in Section 11.4 of this Agreement.

“Ordinary Shareholders” shall mean the shareholders who hold Ordinary Shares of the Company.

“Ordinary Shares” shall mean the ordinary shares of the Company including Class A Ordinary Shares and Class B Ordinary Shares, par value US$0.0001 per share.

“Participation Rights Holder” shall have the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Person” shall mean any corporation, company, partnership, Limited Liability Company, other business organization or entity and any individual.

“PRC” shall mean the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC GAAP” shall mean the accounting principles generally accepted in the PRC.

“Preferred Shares” shall mean the Company’s Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares and/or other redeemable and convertible preference shares of the company that may be issued from time to time.

“Preferred Shareholder” shall mean the shareholder of Preferred Shares.

“Prior SHA” shall have the meaning ascribed to it in the recitals of this Agreement.

“Pro Rata Co-Sale Share” shall have the meaning ascribed to it in Section 5.1(a) of this Agreement.

“Pro Rata Share” shall have the meaning ascribed to it in Section 4.1(b) of this Agreement.

“Prohibited Transfer” shall have the meaning ascribed to it in Section 5.4(a) of this Agreement.

“Qualified IPO” shall mean a firm underwritten public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) on The Stock Exchange of Hong Kong, the New York Stock Exchange or NASDAQ that has been registered under the applicable securities laws with gross proceeds to the Company of at least US$180 million and an equity valuation  of the Company immediately prior to such public offering of US$3,000,000,000 or more, or in a similar public offering of Ordinary Shares in a jurisdiction and on an internationally recognized securities exchange or inter-dealer quotation system, provided that such public offering is equivalent to the aforementioned in terms of equity valuation, gross proceeds and regulatory approval, and is approved in accordance with Section 7 hereunder.

“Registrable Securities” shall mean the meaning ascribed to it in Section 3.2(b) of this Agreement.

“Registrable Securities then outstanding” shall have the meaning ascribed to it in Section 3.2(c) of this Agreement.

“Request Notice” shall have the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Request Securities” shall have the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Restructuring Documents” shall mean Restructuring Documents of Beijing Domestic Company, Restructuring Documents of Shenzhen Fenqile, Restructuring Documents of Shenzhen Xinjie, and Restructuring Documents of Shenzhen Qianhai Dingsheng.

“Restructuring Documents of Beijing Domestic Company” shall mean (i) the Exclusive Business Cooperation Agreement dated July 18, 2014 entered into by and between WFOE and the Beijing Domestic Company, (ii) the Exclusive Call Option Agreement dated July 18, 2014 entered into by and among the WFOE, the Beijing Domestic Company and the shareholders of the Beijing Domestic Company, (iii) the Equity Pledge Agreement dated July 18, 2014 entered into by and among the WFOE, the Beijing Domestic Company and the shareholders of the Beijing Domestic Company, and (iv) the Power of Attorney dated July 18, 2014 signed by each shareholder of the Beijing Domestic Company, including any amendment to or restatement of any of the foregoing.

“Restructuring Documents of Shenzhen Fenqile” shall mean (i) the Exclusive Business Cooperation Agreement dated November 4, 2014 entered into by and between WFOE and Shenzhen Fenqile, (ii) the Exclusive Call Option Agreement dated November 4, 2014 entered into by and among the WFOE, the Shenzhen Fenqile and the shareholders of the Shenzhen Fenqile, (iii) the Equity Pledge Agreement dated November 4, 2014 entered into by and among the WFOE, Shenzhen Fenqile and the shareholders of the Shenzhen Fenqile, and (iv) the Power of Attorney dated November 4, 2014 signed by each shareholder of the Shenzhen Fenqile, including any amendment to or restatement of any of the foregoing.

“Restructuring Documents of Shenzhen Xinjie” shall mean (i) the Exclusive Business Cooperation Agreement dated December 22, 2015 entered into by and between WFOE and Shenzhen Xinjie, (ii) the Exclusive Call Option Agreement dated March 10, 2017 entered into by and among the WFOE, the Shenzhen Xinjie and the shareholders of the Shenzhen Xinjie, (iii) the Equity Pledge Agreement dated March 10, 2017 entered into by and among the WFOE, Shenzhen Xinjie and the shareholders of the Shenzhen Xinjie, and (iv) the Power of Attorney dated March 10, 2017 signed by each shareholder of the Shenzhen Xinjie, including any amendment to or restatement of any of the foregoing.

“Restructuring Documents of Shenzhen Qianhai Dingsheng” shall mean (i) the Exclusive Business Cooperation Agreement dated March 9, 2017 entered into by and between WFOE and Shenzhen Qianhai Dingsheng, (ii) the Exclusive Call Option Agreement dated March 9, 2017 entered into by and among the WFOE, the Shenzhen Qianhai Dingsheng and the shareholders of the Shenzhen Qianhai Dingsheng, (iii) the Equity Pledge Agreement dated March 9, 2017 entered into by and among the WFOE, Shenzhen Qianhai Dingsheng and the shareholders of the Shenzhen Qianhai Dingsheng, and (iv) the Power of Attorney dated March 9, 2017 signed by each shareholder of the Shenzhen Qianhai Dingsheng, including any amendment to or restatement of any of the foregoing.

“Revised M&A” shall mean the Fifth Amended and Restated Memorandum and Articles of Association of the Company in the form attached as Exhibit A to the  Series C-1 Share Purchase Agreements and Series C-2 Share Purchase Agreement, which shall be adopted by the Company on the date of this Agreement.

“Right of Participation” shall have the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Rights Participants” shall have the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Participation Notice” shall have the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Second Participation Period” shall have the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Second Refusal Period” shall have the meaning ascribed to it in Section 4.2(d) of this Agreement.

“Second Transfer Notice” shall have the meaning ascribed to it in Section 4.2(d) of this Agreement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” shall have the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Series A Investors” shall mean the Series A-1 Investors and Series A-2 Investors.

“Series A Preferred Shares” shall mean collectively, the Series A-1 Preferred Shares and the Series A-2 Preferred Shares.

“Series A-1 Preferred Shares” shall mean the Series A-1 Preferred Shares of the Company, par value US$0.0001 per share.

“Series A-2 Preferred Shares” shall mean the Series A-2 Preferred Shares of the Company, par value US$0.0001 per share.

“Series B Investors” shall mean the Series B-1 Investors and the Series B-2 Investors.

“Series B-1 Preferred Shares” shall mean the Series B-1 Preferred Shares of the Company, par value US$0.0001 per share.

“Series B-2 Preferred Shares” shall mean the Series B-2 Preferred Shares of the Company, par value US$0.0001 per share.

“Series C Investors” shall mean the Series C-1 Investors and Series C-2 Investors.

“Series C Preferred Shares” shall mean collectively, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares.

“Series C-1 Preferred Shares” shall mean the Series C-1 Preferred Shares of the Company, par value US$0.0001 per share.

“Series C-2 Preferred Shares” shall mean the Series C-2 Preferred Shares of the Company, par value US$0.0001 per share.

“Series C Share Purchase Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“Series C-1 Share Purchase Agreements” shall have the meaning ascribed to it in the recitals of this Agreement.

“Series C-2 Share Purchase Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“Shareholders” shall mean the Class A Ordinary Shareholders and the Investors (each a “Shareholder”), unless the text specifically indicate otherwise.

“Shares” shall mean all Preferred Shares and all Ordinary Shares now owned or subsequently acquired by any shareholder.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than 50% interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IAS or U.S. GAAP or PRC GAAP, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

“Taikang” shall mean collectively, MAGIC PEAK INVESTMENTS LIMITED 妙嶺投資有限公司 and its successors, assigns and transferees.

“Taikang Director” shall have the meaning ascribed to it in Section 8.1 of this Agreement.

“Taikang Observer” shall have the meaning ascribed to it in Section 8.4 of this Agreement.

“Terms” shall have the meaning ascribed to it in Section 11.1 of this Agreement.

“Trade Sale” shall have the meaning ascribed to it in Section 9.1 of this Agreement.

“Transaction Agreements” shall mean this Agreement, the Series C-1 Share Purchase Agreements, the Series C-2 Share Purchase Agreement, the Revised M&A, the Management Rights Letter, the Share Restriction Agreement, the Indemnification Agreement, the Restructuring Documents, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer Notice” shall have the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Transfer Shares” shall have the meaning ascribed to it in Section 4.2(b) of this Agreement.

“U.S. GAAP” shall mean the accounting principles generally accepted in the United States.

“UNCITRAL Rules” shall have the meaning ascribed to it in Section 11.12(b) of this Agreement.

“Violation” shall have the meaning ascribed to it in Section 3.8(a) of this Agreement.

Annex B-1

List of Series A-1 Investors

Investor Name	Number of Series A-1 Preferred Shares
K2 Evergreen Partners Limited	11,029,412
K2 Partners II Limited	27,573,529
Total:	38,602,941

Annex B-2

List of Series A-2 Investors

Investor Name	Number of Series A-2 Preferred Shares Held
Matrix Partners China III Hong Kong Limited	29,178,338
K2 Partners II Limited	5,835,668
Tenzing Holdings Hong Kong Limited	4,376,751
Total:	39,390,757

Annex B-3

List of Series B-1 Investors

Investor Name	Number of Series B-1 Preferred Shares Held
Matrix Partners China III Hong Kong Limited	2,059,647
K2 Partners II Limited	2,059,647
Total:	4,119,294

Annex B-4

List of Series B-2 Investors

Investor Name	Number of Series B-2 Preferred Shares Held
Apoletto Asia Ltd.	18,257,039
BAI GmbH	8,753,501
Matrix Partners China III Hong Kong Limited	5,252,101
Huaxing Capital Partners, L.P.	2,626,050
JD.com Asia Pacific Investment Limited	28,886,555
Total:	63,775,246

Annex B-5

List of Series C-1 Investors

Investor Name	Number of Series C-1 Preferred Shares Held
MAGIC PEAK INVESTMENTS LIMITED 妙嶺投資有限公司	19,916,351
Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) （上海华晟领飞股权投资合伙企业（有限合伙））	13,941,446
Total:	33,857,797

Annex B-6

List of Series C-2 Investors

Investor Name	Number of Series C-2 Preferred Shares Held
HeYi Holdings L.P.	3,983,270
CoBuilder Partners Venture Fund L.P.	1,991,635
Total:	5,974,905

Annex C

LIST OF COMPETITORS

1、消费金融公司：捷信消费金融、中银消费金融、北银消费金融、锦城消费金融、马上消费金融、招联消费金融、兴业消费金融、海尔消费金融、湖北消费金融、苏宁消费金融、华融消费金融、中邮消费金融、杭银消费金融、晋商消费金融、盛银消费金融；

2、互联网P2P金融：有利网、人人贷、PINTEC 品钛/JIMU Group积木拼图集团、红岭创投、宜信、paipai贷、点融网；

3、垂直校园消费金融包括但不限于以下公司：趣店、爱学贷、优分期、人人分期、仁仁分期、99分期；

4、阿里、蚂蚁金服及其关联方。

EXHIBIT A

PROTECTIVE PROVISIONS

Preferred Shareholder Protective Provisions.

For purposes of this Exhibit A, all references to the “Company” shall refer to each Group Company and their respective Subsidiaries:

1          The transactions listed as below shall not be conducted without first obtaining the Special Approval:

(a)                                any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, or Series C Preferred Shares;

(b)                                declare or payment of any dividends on any class of shares;

(c)                                 any increase or decrease of the authorized size of the board of directors of any Group Company, or amend the rules of appointing the directors as provided herein, or amend the power of any Director;

(d)                                the adoption of, or any amendment to, any employee stock option plan or any other employee equity incentive plans of any Group Company, or any changes to the number of Shares of Ordinary Shares reserved for issuance under the employee stock option plan or any other employee equity incentive plans of any Group Company;

(e)                                 any increase in compensation of any employee of any Group Company with annual salary of at least RMB1,000,000 by more than twenty percent (20%) in a twelve (12) months period;

(f)                                  any disposing of or licensing to any third party any patent, brand, copyright, trademark or any intellectual property of the Group Company, unless such transaction occurs in the ordinary course of business of the Group Company and on normal commercial terms and has been fully disclosed in writing to the Preferred Shareholders prior to the entering into of such transaction;

(g)                                 outside the ordinary course of business of any Group Company, incurrence of debt or assumption of any loan, facility or other financial obligation from, or issue, assumption, provision of guarantee, charge, lien or indemnity warranty in favor of a third party, or creation of any liability (including without limitation any off-balance-sheet liability or contingent liability) by any Group Company in excess of RMB5,000,000, or on any patent, copy right, trademark, or any other intellectual property right of the Group Companies;

(h)                                           any transaction between (i) any Group Company and (ii) any shareholder or the director, officer or employee of any Group Company or their associates and Affiliates; and any loan provided to any shareholder or the director, officer or employee of any Group Company or their associates and Affiliates or employees of any relative of the Founder with any Group Company not based on arms-length terms;

(i)                                    cease to conduct or carry on the business of the Company substantially as now conducted or, in the case of a Subsidiary, as conducted at the time it became a Subsidiary of the Company, or change any part of its business activities;

(j)                                   any appointment, replacement or removal of the auditor or any material alteration of the fiscal or auditing policy of any Group Company;

(k)                                the adoption of the annual budget of any Group company;

(l)                                    any other event which may negatively affect the rights, preferences, privileges or powers of the Investors herein.

2          The transactions listed as below shall not be conducted without first obtaining the Majority Approval:

(a)                                any action that authorizes, creates (by reclassification or otherwise) or issues any class of shares of the capital of the Company having preferences or priority senior to or on a parity with the Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares or any new issuance of any securities of the Company;

(b)                                any increase or decrease in the number of authorized shares of Preferred Shares or Ordinary Shares;

(c)                                 any amendment, modification or change to or of the Company’s Revised M&A or other constitutional charter documents of any Group Company that would adversely affect the rights of the Preferred Shares;

(d)                                any merger, sale, acquisition, consolidation or reorganization of any Group Company with or into one or more corporations or any other entity(ies) (other than a merger or consolidation involving only the Company and its wholly owned subsidiary) or any other transaction or series of related transactions (such merger, sale, acquisition, consolidation, reorganization and transactions to be collectively referred to as “Transaction”), in which the relevant Group Company or its shareholders immediately prior to such Transaction will not, as a result of or subsequent to the Transaction, hold a majority of the voting power of the surviving or resulting entity;

(e)                                 any sale of all or substantially of any of the Group Company’s assets, or any material asset or undertaking of any Group Company;

(f)                                  any action related to the dismantling or termination of the VIE structure among the Group Companies and their respective shareholders;

(g)                                 any liquidation, dissolution or winding-up of any Group Company;

(h)                                the establishment or acquisition of any subsidiary or joint venture;

(i)                                    enter into arrangements for any public offering of the Company’s or any of its Subsidiaries’ securities, including the selection of any underwriter, manager, arranger or counsel for such offering;

(j)                                   dispose of or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries.

3.          The transactions listed as below shall not be conducted without first obtaining the Board Approval:

(a)                                appoint chief executive officer.

4.           The transactions listed as below shall obtain the CEO Approval:

(a)                                 any purchase of any real property less than RMB300,000 of any Group Company;

(b)                                 any incurrence of material transaction outside the ordinary course of business of any Group Company less than RMB2,000,000 in any fiscal year;

(c)                                 any expenditure outside the approval annual budget of any Group Company less than RMB1,000,000 per month individually or in the aggregate.

EXHIBIT B

ADHERENCE AGREEMENT

This Adherence Agreement (“Adherence Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Forth Amended and Restated Shareholders Agreement dated as of [  ], 2017, (the “Agreement”) by and among LexinFintech Holdings Ltd. (乐信控股有限公司), a Cayman Islands exempted company (the “Company”) and certain of its shareholders and in consideration of the Shares subscribed for by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adherence Agreement, the Transferee agrees as follows:

1.                                      Acknowledgment.  Transferee acknowledges that Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2.                                      Agreement.  Immediately upon transfer of the Shares, Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a/an [Ordinary Shareholder thereunder (if transferor is an Ordinary Shareholder)]/[Investor thereunder (if transferor is an Investor)].

3.                                      Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.                                      Governing Law.  This Adherence Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

EXECUTED AND DATED this            day of                            ,        .

TRANSFEREE:

By:

Name:

Title:

Address:

Fax:

Accepted and Agreed:

TRANSFEROR:

By:

Name:

Title:

Address:

Fax:

COMPANY:

By:

Name:

Title:

Address:

Fax:

EXHIBIT C

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as of the [   ] day of [   ] by and between LexinFintech Holdings Ltd. (乐信控股有限公司), an exempted company incorporated in the Cayman Islands (the “Company”) and [] (the “Director”) and [the Investor entitled to appoint the Director](each an “Indemnitee”).

RECITALS

A.                                    The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.                                    The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.                                    Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.

D.                                    The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

E.                                     In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.                                      Indemnification.

(a)                                 Indemnification of Expenses.  The Company shall indemnify to the fullest extent permitted by law and by the Memorandum and Articles of Association (as amended from time to time) if Indemnitee was or is or becomes a party to or witness or other participant in, or are threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believe might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.  Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty days after written demand by Indemnitee therefor is presented to the Company.

(b)                                 Reviewing Party.  Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.  If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c) hereof.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c)                                  Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Memorandum and Articles of Association as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)                                 Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

2.                                      Expenses; Indemnification Procedure.

(a)                                 Advancement of Expenses.  The Company shall advance all Expenses incurred by Indemnitee.  The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than 30 days after written demand by Indemnitee therefor to the Company.

(b)                                 Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)                                  No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d)                                 Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e)                                  Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee.

3.                                      Additional Indemnification Rights; Non-Exclusivity.

(a)                                 Scope.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law and by the Memorandum and Articles of Association, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a British Virgin Islands corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a British Virgin Islands corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

(b)                                 Non-exclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Memorandum and Articles of Association (as amended from time to time), any agreement, any vote of stockholders or disinterested directors, the laws of the Hong Kong Special Administrative Region, or otherwise.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4.                                      No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Memorandum and Articles of Association (as amended from time to time) or otherwise) of the amounts otherwise indemnifiable hereunder.

5.                                      Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6.                                      Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  Indemnitee understands and acknowledges that if the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may be required to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.                                      Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.

8.                                      Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                 Excluded Action or Omissions.  To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law;

(b)                                 Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Memorandum and Articles of Association now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim;

(c)                                  Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)                                 Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute if the Company is subject to the informational requirements of the Exchange Act.

9.                                      Construction of Certain Phrases.

(a)                                 For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)                                 For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)                                  For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(d)                                 For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e)                                  For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee are seeking indemnification, or Independent Legal Counsel.

(f)                                   For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

10.                               Counterparts.  This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

11.                               Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company’s request.

12.                               Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

13.                               Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

14.                               Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Hong Kong Special Administrative Region for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in Hong Kong Special Administrative Region which shall be the exclusive and only proper forum for adjudicating such a claim.

15.                               Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.                               Choice of Law.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the Hong Kong Special Administrative Region.

17.                               Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.                               Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.                               Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

20.                               No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LexinFintech Holdings Ltd. (乐信控股有限公司)

Name: Wenjie Xiao
Title: Director

AGREED TO AND ACCEPTED BY:

(Signature of Indemnitee)

(Type Name)
Address:

[the Investor entitled to appoint the Director]

Name:
Title: Director